UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRITTON INTERNATIONAL INC.
(Name of small business issuer in its charter)

Nevada	5944	47-0926548
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Code Number)	(I.R.S. Employer Identification No.)

725 Kendall Lane
Boulder City, Nevada, 89005
(702) 293-3613
(Address and telephone number of principal executive offices)

Thomas E. Stepp, Jr.
Stepp Law Group
32 Executive Park, Suite 105
Irvine, California  92614-6742

(949) 660-9700 Facsimile (949) 660-9010

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of this Prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	7,380,209	$ 0.15	$1,107,031.35	$130.30

(1)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.
(2)     This price was arbitrarily determined by the issuer.

PROSPECTUS
BRITTON INTERNATIONAL INC.
A NEVADA CORPORATION

7,380,209 Shares of Common Stock of Britton International Inc.

The information in this prospectus is not complete and may be changed. These shares cannot be offered or sold, until the registration statement filed with the Securities and Exchange Commission is declared effective by the Securities and Exchange Commission. Common shares will be offered and sold as soon as the registration statement is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 2, 2006

This prospectus relates to 7,380,209 common shares of Britton International Inc., a Nevada corporation, which may be resold from time to time by certain of our selling stockholders.  Our common stock is not currently listed on any national exchange or electronic quotation system.  In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

An investment in the securities offered hereby involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

Investing in the common shares involves risks, See “Risk Factors” Beginning on Page 3.

Neither the Securities and Exchange Commission nor any state Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  Our selling stockholders may not offer or sell their shares of our common stock until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling stockholders, other than our affiliates, Jacek Oscilowicz and Britton Jewellery Inc., will offer shares at the designated price until their shares are quoted on the Over-The-Counter (OTC) Bulletin Board for the duration of this offering. The offering price of the shares offered herein will be $0.15 per share.  Our affiliate selling shareholders are considered underwriters of this offering and will offer their shares at $0.15 per share for the duration of the offering

                                    Estimated                      Underwriting discounts              Proceeds to
                             Maximum Offering                   and commissions                      Issuer(1)
                               Price to Public

Per Share                       $0.15                                      $0.00                                $0.00
Total Maximum       $1,107,031.35                               $0.00                                $0.00
____________________
(1)  The Selling Stockholders will receive all of the proceeds from the sale of our common stock.

BRITTON INTERNATIONAL INC.

TABLE OF CONTENTS

PROSPECTUS SUMMARY………………………………………………………………………1

THE COMPANY……………………………………………………………….……………...….1

THE OFFERING…………………………………………………………………………………..1

SELECTED FINANCIAL INFORMATION………………………………………….…………..2

RISK FACTORS……………………………………………………………………….…...…….3

            Risks Related to the Securities Markets……….……………....…....…………...……....….3
            Risks Related to Our Business……………………………………....…………….........…..5
            Risks Related to the Industry…………………………….….....…....………………..….....7

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS……...……..…....7

USE OF PROCEEDS……………………………………………………………….………..…..8

DETERMINATION OF OFFERING PRICE………………………………………..………...…8

DILUTION…………………………………………………………………………….…............8

DIVIDEND POLICY…………………………………………………..………………..…...…..8

SECURITY OWNERSHIP OF DIRECTOR, OFFICER AND MANAGEMENT……......…….15

DESCRIPTION OF SECURITIES………………………………………………………....…...15

EXPERTS………………………………………………………..………………………..…….16

LIMITATION OF LIABILITY AND INDEMNIFICATION……...………………………..…..16

DESCRIPTION OF BUSINESS..…………………………………………………………...….17

            History and Background………………………………....……………………..……......17
            Business and Marketing Strategies…………………….....…………………………..…..18
            Products and Services Offered…….....…………………...…………………....…..….....20
            Marketing and Promotion Strategy……………………....…………………...….....….....20

            Fulfillment Operations…………………………………………………...……........….....20
            Industry Overview………………………………………..……....…........……...............21
            Competition……………………………………………………………...…..……....…..24
            Regulatory Background…………………………………………………..……....…....…24
            Disclosure……….………………………………………………………..…........….......25

MANAGEMENT DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS………………………...…...25

            Overview……………………………………………………………………………......25
            Result of Operations…………………………………………………………………..…26
            Material Events and Uncertainties………………………………………………...…........29
            Plan of Operations……………………………………………………………........…….30
            Liquidity and Capital Resources……………………………………….………..........…..30
            Description of Property……………………………………………………….....…….…30
            Certain Relationships and Related Transactions…………........………….……….…..…...31
            Executive Compensation…………………………………………………...…......……...31
            Changes in and Disagreements with Accountants on Accounting and Financial Disclosure……………………………………………………...….......…...32
            Additional Information……………………………………………………….........…..….32
            Transfer Agent and Registrar……………………………………………………......…....33
            Representations……………………………………………………...………..........….....33

FINANCIAL STATEMENTS………………………………………..…………..…...............…34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..…..............….41

PART II……………………………………………………………………….………................56

INDEMNIFICATION OF OFFICERS AND DIRECTORS……………………..…….….....….56

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION………………………….........…56

RECENT SALES OF UNREGISTERED SECURITIES………………………………..….........56

EXHIBITS……………………………………………………........……….…………..…....….59

            A.          EXHIBITS……………………………………………………......….…............59
            B.          FINANCIAL STATEMENT SCHEDULES………………….............….……..59

UNDERTAKINGS…………………………………………………........………...……...…….59

POWER OF ATTORNEY…………………………………………………........………...….....60

SIGNATURES………………………………………....………………………………..............61

PROSPECTUS SUMMARY

The following information is qualified in its entirety by the more detailed information and financial projections appearing in this prospectus. You should review carefully the entire contents of this prospectus and the financial projections delivered herewith and consult legal and other professional advisors having relative expertise.  Care should be taken to read each term in the context of the particular provisions of this prospectus in which such term appears.

THE COMPANY

Britton International Inc. (also referred to in this prospectus as the “Company”, “we” or “us”) was incorporated on August 1, 2003 under the laws of the State of Nevada.  Our United States offices are located at 725 Kendall Lane, Boulder City, Nevada, 89005, ph/fax: (702) 293.3613.  Prior to the formation of the Company, Jacek Oscilowicz, our sole officer and director, had no prior experience in web based sales or jewelry sales operations. On November 12, 2003, we purchased a website from Britton Jewellery Inc., a British Columbia, Canada Company, which developed the website prior to this acquisition.  The website was designed as a jewelry and jewelry related products retail platform.  Since acquiring the website, we have made some changes so that it better suits our needs.  Our website is fully operational and may be viewed at the following URL: www.britton.com.  The primary source of supply for products displayed on our website is Britton Jewellry Inc.  We have no contract of supply with Britton Jewellery Inc. and merely rely on a verbal arrangement which provides for the supply.

There is no corporate linkage between Britton International Inc. and Britton Jewellery Inc. other than similar corporate names and the fact that Britton Jewellery Inc. owns 1,000,000 common shares of the Company’s stock as a result of the acquisition of the corporate website from Britton Jewellery Inc.

We offer diamonds, watches and jewelry products. Our gross sales revenues for the fiscal year ended April 30, 2005 and the period from August 1, 2003 (inception) to April 30, 2004 were $104,235 and $38,841 respectively. Additionally, our gross sales for interim periods ending January 31, 2006 and 2005 were $52,532 and $109,249 respectively. During fiscal 2005 our mix of sales was: diamonds 42%; watches 25%; and jewelry products 33%. During the nine months ending January 31, 2006 our mix of sales was: diamonds 84%; watches 13%; and jewelry products 3%.

We have received a going concern opinion from our auditors because we are development stage operation which has not yet generated a profit and has accumulated deficits of $(50,204) as of January 31, 2006 and $(13,306) as of April 30, 2005 and $(4,737) as of April 30, 2004. Our auditors have substantial doubt about our ability to continue as a going concern.

THE OFFERING

This prospectus relates to the registration of 7,380,209 shares of our common stock to be sold by selling stockholders identified in this prospectus (the “Shares”) that the registrant has agreed to register under the Securities Act of 1933.

These shares represent all of the Company’s shares currently issued and outstanding and include 5,000,000 shares held by our sole officer, director and employee, Mr. Jacek Oscilowicz and

1,000,000 shares held by Britton Jewellry Inc., both of whom are affiliates. The selling shareholders, other than our affiliates, will sell their shares for the duration of this offering at $0.15 per share and thereafter at prevailing market prices or privately negotiated prices.  Our affiliate selling shareholders are considered underwriters of this offering and will sell their shares at $0.15 per share for the duration of this offering and thereafter. The 7,380,209 common shares are restricted securities and therefore cannot be sold unless they are registered or sold in a transaction that is exempt from registration. We intend to apply to the National Association of Securities Dealers, Inc. (“NASD”) to have our shares listed on its over-the-counter bulletin board quotation service within two months of our registration statement becoming effective.  To date, no actions have been taken to apply to the NASD to have our shares listed on its over-the-counter bulletin board quotation service.  Please see Plan of Distribution at Page 17 for a detailed explanation of how the securities may be sold.

SELECTED FINANCIAL INFORMATION

The following table presents summary historical financial information for the 9-month interim period ending January 31, 2006; the fiscal year ended April 30, 2005; and the period from August 1, 2003 (inception) to April 30, 2004. This information should be read in conjunction with the Audited Financial Statements and the Notes thereto appearing in this prospectus.

	January 31, 2006	April 30, 2005	April 30, 2004

Sales	$ 52,532	$ 104,235	$ 38,841
Cost of Good Sold	46,189	94,418	34,624
Gross Margin	$ 6,343	$ 9,817	$ 4,217

Net (Loss)	$(36,369)	$ (8,569)	$ (4,737)
Net (Loss) Per Share – Basic & Diluted	$ (0.01)	$ (0.001)	$ (0.001)

Weighted Average Number of Common Shares Outstanding Basic and Diluted	7,062,401	6,838,546	4,238,500

Current Assets - Cash	$ 28,861	$ 24,949	$ 1,007
Other Assets - Property and Equipment, net of depreciation	$ 10,454	$ 5,000	$ 8,333

Total Assets	$ 44,572	$ 32,440	$ 20,162

Current Liabilities – Accounts Payable (total)	$ 23,097	$ 14,664	$ 1,261

Total Liabilities	$ 23,097	$ 14,664	$ 1,261

Total Shareholders’ Equity (Deficit)	$ 21,475	$ 17,776	$ 18,901

Total Liabilities and Stockholders’ Equity	$ 44,572	$ 32,440	$ 20,162

RISK FACTORS

Risks Related to the Securities Markets

Any investment in the common stock involves a number of very significant risks, all of which that are known by us and anticipated by us at present, are identified below.  Prospective investors should carefully consider the following risks, together with the other information contained in this prospectus, before they decide whether to buy any Shares.  If any of the following risks occur, the business, and the results of operations and financial condition would likely suffer.  In any such case, the market price of the common stock could decline, and investors might lose all or part of the money they paid to buy the common stock.

Our stock price will fluctuate after this offering, which could result in substantial losses for investors.   The market price for our common stock will vary from the initial public offering price after trading commences. This could result in substantial losses for investors. Market price fluctuations may occur in response to a number of factors, some of which are beyond our control. Significant among these are:
  because we arbitrarily set the selling price of the securities being offered hereunder at $0.15 per share, once a market develops for our securities, fluctuations may result if we did not accurately set this price; and
  because we a registering all of our current issued and outstanding securities, there may be a “sell-off” when a market develops for our securities since many of our shareholders have held their securities for a long period of time. Any sell-off of this nature can negatively affect the value of the securities.

No public market for our common stock currently exists and an active trading market may not develop or be sustained following this offering. Prior to this offering, there has been no public market for our common stock. We cannot be certain that an active trading market for our common stock will develop or be sustained following this offering. Further, we cannot be certain that the market price of our common stock will not decline below the initial public offering price. The initial public offering price was determined by negotiation among us and the underwriters based upon several factors and may not be indicative of future market prices for our common stock.

All of the outstanding shares of the company, including those of our officer and director, are being registered and offered for resale.  We suspect that a substantial number of our securities will be sold in the market by our selling stockholders in the near future which could cause our share price to decline.  Upon our Registration Statement becoming effective to which this prospectus is a part, our selling stockholders may sell all or part of the 7,380,209 shares being registered in this offering.  This creates risk to new investors because all shareholders, including our officer and director, are attempting to sell any interest they have in our company.  Such sales also may make it more difficult for us to raise capital in the future at a time and at a price that we deem appropriate.

Because of losses incurred by the Company to date and our general financial condition, we have received a going concern opinion from our auditors which raises substantial doubt about our ability to continue to operate as a going concern.  We had a net loss of $(36,898) for the nine-month period ending January 31, 2006 and net losses of $(8,569) and ($4,737) for the fiscal year ended April 30, 2005 and the period from August 1, 2003 (inception) to April 30, 2004 respectively. This raises substantial doubt about our ability to continue as a going concern.  Management’s plan is to continue to attempt to raise additional capital until such time the Company is able to generate sufficient operating revenue.  If we are not able to continue as a going concern, we may cease to operate and our investors may lose some or all of their invested capital.

Because our securities are subject to “Penny Stock” rules, the ability of our shareholders to sell their shares may be hindered due to lack of liquidity.    Our securities will be subject to the low priced security or so-called “penny stock” rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires:  (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:  (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form:  (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The administration requirements imposed by these rules may reduce the liquidity of our common shares and as result, our shareholders may not be able to sell their securities when they wish to do so.

Shareholders may experience dilution of ownership.  Since inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future.  We expect to require working capital to fund our operations.  We cannot be certain that additional financing will be available on favorable terms when required, or at all.  If we are unable to raise sufficient capital, or are unable to repay the debt, then we may cease operations, become insolvent, declare bankruptcy or be otherwise wound up, all of which may result in the loss of all or substantially all of the investment capital of the shareholders.  We are authorized to issue up to 100,000,000 common shares.  We have the authority to issue more of the shares, and to determine the rights, preferences and privileges of such shares, without the consent of any of the shareholders.  If we raise additional funds through the issuance of equity, equity-related or debt securities, the securities may have rights, preferences or privileges senior to those of the rights of the Common Stock and those stockholders may experience additional dilution. Purchasers of shares will experience immediate and substantial dilution in the net tangible book value per share of their investment in the shares.

At present, we have no plans to issue additional securities and do not expect to do so for the coming 12 months.

Risks Related to Our Business

Because prior to the formation of the Company our sole officer and director has had no prior experience in web based sales or jewelry sales operations, we may not be able to effectively implement our business plans and generate profits. The recent experience of our sole officer and director relates to businesses involved in the manufacture of building construction materials; holding company investments; and the engineering of a pilot plant for precious metal processing. This experience is not related to the web-based jewelry sales business model of the Company and may prove an impediment to the success of the Company.

Because our President and sole employee, who is responsible for all our business activities, does not devote his full working time to operation and management of the Company, the implementation of our business plans may be impeded.  Mr. Oscilowicz current devotes approximately 12 hours per week or 30% of his business time to Company affairs which, although adequate at present, may not be sufficient in the future to operate and manage the Company. Additionally, at such time as Mr. Oscilowicz becomes unable to handle the daily operations on his own, we may not be able to hire additional qualified personnel to replace him in a timely manner. If either of these events should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

Because we are a start up company with a limited operating history in an uncertain market, we cannot guarantee our profitability.  Our business is speculative and dependent on consumer acceptance of purchasing jewelry over the Internet and the effectiveness of our marketing program. We were recently formed and have little operating history. Since incorporation, we have expended resources only on infrastructure, acquiring a functioning website, reworking the website to conform to our intentions, working capital to facilitate our sales, and startup costs.  As a result, losses were incurred since incorporation and we expect to experience operating losses and negative cash flow for the near future. We anticipate losses will continue to increase from current levels because we expect to incur additional costs and expenses related to: brand development, marketing and other promotional activities; the addition of customer service personnel; the continued development of www.Britton.com and the expansion of service offerings and website content. Our only asset at this time is the website.  We may never be successful or profitable. We may never earn significant revenue.  Investors may lose their entire investments.

We make every effort to avoid so-called “conflict diamonds” but the unintentional sale by us of these diamonds could result in a decrease in popularity of our website.  In recent years, increasing attention has been focused on “conflict” diamonds, which are diamonds extracted from war-torn regions in Africa and sold by rebel forces to fund insurrection. Diamonds are, in some cases, also believed to be used to fund terrorist activities in some regions. We rely exclusively on the belief that the suppliers from whom we purchase our diamonds seek to exclude such diamonds from their inventories and we cannot independently verify whether any diamond we offer was extracted from these regions. Invoices received from our suppliers generally contain a “non-conflict” diamonds assurance.  As such, we do not expend any resources in attempting to identify conflict diamonds. Current efforts to increase consumer awareness of this issue and encourage legislative response could adversely affect consumer demand for diamonds. In the event, we were responsible for selling a conflict diamond, our website could become unpopular with consumers which could result in a decrease in sales and a corresponding decrease in the value of our securities.

Because e-commerce transactions are subject to security risks it may inhibit the growth and acceptance of our products and services.  A substantial portion of our revenue is derived from credit card transactions processed through PayPal (an existing online credit processing service).  Therefore, consumer concerns regarding the security of PayPal and users' privacy may inhibit the growth of use of our website.  Furthermore, our servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions.  Any penetration of our network security or misappropriation of users' personal or credit card information may subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, impersonation or other similar fraud claims. Claims also may be based on other misuse of personal information, including use for unauthorized marketing purposes. These claims may result in costly litigation.  In such event, we may not have adequate resources to resolve these matters and shareholders may lose all or substantially all of their invested capital.

Because we rely on third parties for the success of our business, an interruption in our relationships with these third parties may damage our ability to continue operations.  We believe that our ability to attract customers, facilitate broad market acceptance of our products and enhance sales and marketing capabilities depends on our ability to develop and maintain strategic relationships with search engines and portals, distributors, suppliers, manufacturers, designers and wholesalers.  More specifically, these relationships include: Google, Yahoo and other broadly used search engines and portals from which we purchase advertising space;  and distributors, suppliers, manufacturers, designers and wholesalers including: Britton Jewellery Inc., our primary supplier of jewelry and diamonds; Signature Diamonds Inc. a primary diamond supplier, PayPal, our credit processing service, St. Moritz Watch Corporation and Movado Group, Inc., suppliers of our watch offerings, and Scott Kay Inc., which supplies us with wedding bands and other jewelry products. If we are unable to develop or maintain these key relationships, we may not be able to attract and retain customers to our website and we may not be able to supply product requested by customers.  In either of these situations, our revenues will be negatively affected, our ability to continue will be reduced, if not eliminated, and investors may lose some or all of their investment.

Because our officer and director and principal shareholder control a majority of our common stock, the ability of minority shareholders to impact decisions of the Company is eliminated.  Our sole officer and director, and our affiliate, Britton Jewellery, Inc. in aggregate, beneficially own a majority of our outstanding common shares.  As a result, they have the ability to control matters affecting minority shareholders, including the election of our director, the acquisition or disposition of our assets, and the future issuance of our shares.  Because our officer and director control us, investors will not be able to replace our management if they disagree with the way our business is being run.  Because control by these insiders could result in management making decisions that are in the best interests of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

We may incur uninsured losses. We may incur uninsured liabilities and losses as a result of the conduct of our business. We intend to evaluate the availability and cost of comprehensive liability insurance and business interruption insurance but have not budgeted funds for this expenditure at this time and do not foresee that we will be able to afford such insurance within the next twelve months. Should uninsured losses occur, our shareholders could lose their invested capital.

Risks Related to the Industry

Because most jewelry purchases are a luxury item and discretionary in nature, a downturn in general economic conditions may cause our revenues to decrease.  Jewelry purchases are discretionary for consumers and may be particularly affected by adverse trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions that affect disposable consumer income. Consumer spending may be negatively affected by unstable or negative economic conditions and cause a negative impact on our financial results.

Because our business is highly seasonal in nature, any failure to capitalize on the high seasons may reduce our profitability and our ability to fund our operations in coming years. We greatly depend on our "Christmas selling season" for our success. The success of our Christmas season depends on many factors beyond our control, including general economic conditions and industry competition. Sales during the Christmas selling season typically account for approximately 25% of net sales and almost all of annual earnings. If we do not have success during the Christmas season, it will have an adverse material effect on our annual sales, which effect could impair our ability to fund operations into the next calendar year and investors may lose some or all of their investment.

Supply and price fluctuations may impair our ability to supply products to our customers and may reduce our profit margin on items sold. The marketing arm of DeBeers Consolidated Mines, Ltd., the Central Selling Organization ("CSO"), possesses considerable influence over the world supply and price of diamonds, supplying approximately 80% of the world's demand for rough diamonds over the past several years. The continued availability of diamonds to our suppliers is materially dependent on the political and economic situation in South Africa. While several other countries also supply diamonds, we cannot predict with certainty the effect on the overall supply or price of diamonds in the event of an interruption of diamond supply from South Africa or CSO. If there is a supply interruption, we may not be able to fill orders that we receive for these products.  We expect to be subject to other supply risks, including fluctuations in the prices of precious gems and metals. Presently, we do not engage in any activities to hedge against possible fluctuations in the prices of precious gems and metals. However, if fluctuations in these prices are unusually large or rapid and result in prolonged higher or lower prices, we cannot assure that the necessary retail price adjustments can be made quickly enough to prevent us from selling product below its actual cost to us which would result in losses or we may not reduce our prices fast enough to remain competitive in this market, thereby reducing our sales.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, including, without limitation, those described under the sections entitled “Risk Factors”, “Use of Proceeds” and “Management Discussion and Analysis of Financial Condition and Results of Operations” constitute “forward looking statements”.  These statements can be identified by forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”,  “should”,  “goal”, “plan”, “intend”, or other variations thereon or similar words are not historical facts but are statements of future expectations and other forward-looking statements that are based on our current views and assumptions and involve known and unknown risks that may differ materially from those expressed or implied in such statements.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Actual results, performance or events may differ materially from those in such statements due to various factors beyond our control which include, without limitation:

            (a)      general economic conditions;
            (b)      performance of financial markets;
            (c)      changes in laws and regulations;
            (d)      changes in political environment; and
            (e)      competition.

Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Persons participating in this offering should carefully consider the factors set forth in the previous section under the caption "Risk Factors".

USE OF PROCEEDS

The shares of common stock offered hereby are being registered hereby are being registered for the account of the selling stockholders identified in this prospectus.  All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock.  We will not receive any part of the proceeds from such sales of common stock.

DETERMINATION OF OFFERING PRICE

The offering price of the 7,380,209 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.  Additionally, because we have a limited operating history and have not generated significant revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us.  No valuation or appraisal has been prepared for our business.

DILUTION

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.

DIVIDEND POLICY

Purchasers of the Shares will participate in dividends based upon the number of shares held as of a dividend record date.

Our Bylaws provide that our Board of Directors (which currently consists of our sole director) may, from time to time, declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by law.

We have never declared or paid any cash dividends on our common stock.  Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

SELLING STOCKHOLDERS

The following list of selling stockholders includes:  (i) the number of shares of common stock currently beneficially owned by each selling stockholder; (ii) the number of shares being offered for resale by each stockholder; and (iii) the number and percentage of shares of common stock to be held by each selling stockholder after completion of this offering.  The registration of the shares does not necessarily mean that the selling stockholders will sell all or any of their shares.

The selling stockholders’ table consists of a shareholder who received shares as a result of his employment with us as President and Director, shareholders that purchased our common stock pursuant to two private offerings and a shareholder who received its shares as a result of the purchase of our website, which satisfies the requirements of either Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D or Regulation S of the Securities Act of 1933, as amended (“Regulation S”).

On August 7, 2003, we closed an issue of 5,000,000 shares of common stock to our President and sole Director, Jacek Oscilowicz.  These shares were issued at the price of $0.0001 per common share.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.  This issuance was compensation for services provided by Mr. Oscilowicz which included: incorporating the Company, acting as our sole director, holding the positions of President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chair of the Board of Directors (which currently consists of our sole director), Secretary and Treasurer, identifying and negotiating the purchase of the website and running our day-to-day operations.  The stock was issued at the price of $0.0001 per share for a total of $500.00, which is the value attributed to the services rendered by him to August 7, 2003.  On November 12, 2003, pursuant to Regulation S, we issued 1,000,000 shares of our common stock to Britton Jewellery Inc. at the price of $0.01 as payment for the website purchased from it.  The purchase price for the website was negotiated at arm’s length to be $10,000.  Between January 1, 2004 and December 31, 2004, pursuant to Regulation S, we accepted subscription agreements from certain investors to purchase 1,046,876 of our common shares, at a purchase price of $0.02 per common share for total gross proceeds to us of $20,937.52.  The sale price of our common stock was the result of negotiations between the respective purchasers and the Company and was not based on book value or our assets. On December 15, 2005, pursuant to Regulation S, we accepted a subscription agreement from an investor to purchase 333,333 of our common shares, at a purchase price of $0.12 per common share for total gross proceeds to us of $39,999.96.  The sale price of our common stock was the result of negotiations between the respective purchaser and the Company and was not based on book value or our assets.

Regulation S sets forth conditions under which securities offerings may take place outside of the U.S. without registration under the Securities Act of 1933. Regulation S is available only for offers and sales of securities outside the United States. There are a number of conditions that must be met before a distribution of the shares of a U.S. company can take place offshore. Several of these conditions are discussed as follows. First, each purchaser of the securities must certify that it is not a U.S. person. Second, no directed selling efforts are made by the issuer in the United

States. Third, the securities must contain a legend describing the Regulation S restrictions. Fourth, the issuer is required to refuse to register any transfer not made in accordance with Regulation S. Lastly, each confirmation of a purchase of such shares must contain a notice to the purchaser describing the Regulation S restrictions.  With respect to each sale of securities pursuant to the exemption from registration provided by Regulation S, we confirm that each requirement set forth in this paragraph was met.

As of May 2 , 2006, there were 7,380,209 shares of our common stock outstanding.

Name of Beneficial Owner	Amount of Beneficial Ownership Prior to This Offering (1)		Shares of Common Stock Being Sold Pursuant to This Prospectus (2)	Shares of Common Stock beneficially Owned After This Offering
	Number	Percent	Number	Number	Percent
Jacek Oscilowicz (5)	5,000,000	67.8%	5,000,000	0	0
Britton Jewellery Inc.(3)	1,000,000	13.5%	1,000,000	0	0
Daryl Milne	95,000	*	95,000	0	0
Antoinette Monod	100,000	*	100,000	0	0
Czeslawa Ablazewicz (5)	100,000	*	100,000	0	0
Yvette Lafreniere	95,000	*	95,000	0	0
J. Kate Glowwacka	80,000	*	80,000	0	0
Daniel Parish (6)	25,000	*	25,000	0	0
Divania Frois (6)	25,000	*	25,000	0	0
Krystyna Nowak	50,000	*	50,000	0	0
Gavin Wishart	50,000	*	50,000	0	0
Jeanne Johnson	36,876	*	36,876	0	0
Sylvia Caldwell	50,000	*	50,000	0	0
Agnieska Sekular (5)	12,500	*	12,500	0	0
Sekular Jadwiga	10,000	*	10,000	0	0
Szydlowski Mieczyslaw	10,000	*	10,000	0	0
Sidlovska Laima	12,500	*	12,500	0	0
Lawreszuk Krystyna	12,500	*	12,500	0	0
Antoni Oscilowicz (5)	12,500	*	12,500	0	0
Skawomir Sekular (5)	15,000	*	15,000	0	0
Ewa Jolanta Wlodarcyzyk	15,000	*	15,000	0	0
Bartosz Jacek Ostrowski	15,000	*	15,000	0	0
Jolanta Ostroska	15,000	*	15,000	0	0
Joe Chan (7)	40,000	*	40,000	0	0
Jade Chan (7)	40,000	*	40,000	0	0
Janina Oscilowicz (5)	25,000	*	25,000	0	0
Stephen S Ben-oliel	25,000	*	25,000	0	0
John Arlitt	12,500	*	12,500	0	0
Richard Lake	12,500	*	12,500	0	0
William Field	12,500	*	12,500	0	0
Tina Monod	12,500	*	12,500	0	0
Richard Cordon	15,000	*	15,000	0	0

Roland Francisco	15,000	*	15,000	0	0
JBDB Acceptance Corp.	333,333	4.5%	333,333	0	0

TOTAL(4)	7,380,209	100.0%	7,380,209	0	0

* Less than 1%

(1)     Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities.    The named party beneficially owns and has sole voting and investment power over all shares or rights to those shares.  None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.  With the exception of Jacek Oscilowicz, who has been our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chair of the Board of Directors (which currently consists of our sole director), Secretary and Treasurer and Director from August, 2003 to the present and Britton Jewellery Inc., the entity from whom we purchased our website and who supplies some of our products, none of the selling shareholders or their beneficial owners:

            -       has had any material relationship with the Company other than as a shareholder at any time; or
            -       has ever been an officer or director of the Company or any of its predecessors or affiliates.

(2)     Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering.  The actual number of shares of common stock offered hereby is subject to change and could be materially greater or lesser than the estimated amount indicated, depending upon a number of factors, including whether the number of shares of common stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment.

(3)     Britton Jewellery Inc. is 55% owned by Tony Loureiro

(4)     As of the date of this prospectus, there are no outstanding options or warrants to purchase, or securities convertible into, common equity of the Company.

(5)     Czeslawa Ablazewicz and Agnieska Sekular are sisters and are both sisters of Jacek Oscilowicz. Skawomir Sekular is the husband of Agnieska Sekular and the brother-in-law of Jacek Oscilowicz and Czeslawa Ablazewicz. Janina Oscilowicz and Antoni Oscilowicz are husband and wife and are the mother and father of Jacek Oscilwicz, Czeslawa Ablazewicz and Agnieska Sekular and are the mother-in-law and father-in-law of Skawomir Sekular.

(6)     Daniel Parish and Divania Frois are husband and wife

(7)     Joe Chan and Jade Chan are husband and wife

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise.  Our common stock is not currently listed on any national exchange or electronic quotation system.  Because there is no public market for our common stock, the selling security holders will sell their shares of our common stock at the fixed price of $0.15 per share for the duration of this offering and thereafter at prevailing market prices or privately negotiated prices. The affiliates of the Company, Jacek Oscilowicz and Britton Jewellery Inc., who are considered underwriters of the offering, will also sell their shares for the duration of the offering at the fixed price of $0.15 per share and thereafter.  We intend to apply to the National Association of Securities Dealers, Inc. (“NASD”) to have our shares listed on its over-the-counter bulletin board quotation service within one month of our registration statement becoming effective.  To date, no actions have been taken to apply to the NASD to have our shares listed on its over-the-counter bulletin board quotation service.  The selling stockholders may use one or more of the following methods when selling shares:

            -       ordinary brokerage transactions in which the broker-dealer solicits purchasers;
            -       an exchange distribution in accordance with the rules of the applicable exchange;
            -       privately negotiated transactions;

Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to reflect current market price.

            -       a combination of any such methods of sale; and
            -       any other method permitted pursuant to applicable law.

To date, no broker-dealer has been engaged.  When a broker-dealer is engaged by the selling stockholders, the engaged broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Financial Department.  The cleared broker-dealer may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts for the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transaction involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

To the extent required by the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather that pursuant to this prospectus.

We are paying all fees and expenses incident to the registration of the shares.  We estimate these fees and expenses to be $5,125.30 which will be paid from, accounts receivable, revenues, future sales of securities or future borrowings.  Any offering expenses that exceed our cash on hand will have to be paid from future borrowings or future sales of securities as necessary.

The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less that U.S. $5.00 per share, subject to certain exceptions.  Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.  The administration requirements imposed by these rules may affect the liquidity of our common shares.

Our securities will be subject to the low priced security or so-called “penny stock” rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires:  (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:  (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form:  (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The administration requirements imposed by these rules may reduce the liquidity of our common shares.

LEGAL PROCEEDINGS

There are no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our officer and director, our affiliate, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information regarding the executive officer and director of Britton International Inc. as of May 2 , 2006.

Name                                     Age                 Title                                     Term of

Jacek Oscilowicz                     42                President, Chief                      1 Year
                                                                   Executive Officer,
                                                                   Chief Financial Officer,
                                                                   Principal Accounting
                                                                   Officer, Chair of the
                                                                   Board, Treasurer,
                                                                   and Secretary

Jacek Oscilowicz
Mr. Oscilowicz was appointed to the Board of Directors (which currently consists of our sole director) in August 2003 to serve for a term of one year.  He was re-appointed for additional one-year terms in August 2004 and in August 2005.  Mr. Oscilowicz was also appointed to the positions of President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer on August 7, 2003 and continues to hold these positions to the present. Prior to the formation of the Company, Mr. Oscilowicz had no prior experience in web based sales or jewelry sales operations.

In August, 2003, Mr. Oscilowicz built on his experience in marketing and promotional activities from his prior business ventures to launch Britton International Inc. Mr. Oscilowicz is President and Director of the Company and is responsible for its operations. From April 1999 to December 2002, Mr. Oscilowicz was a member of Triamca, LLP, an American firm which specialized in the manufacture of building construction materials.  Mr. Oscilowicz was, from 1999 to the present, the managing partner of Ravnhouse LLP, a holding company formed in 1999 to develop production of specialized designer stucco used in upscale home building projects. Beginning in August 2004 Mr. Oscilowicz also became a member of B.O.S.S. Technologies, LLC, a Nevada based private company, with interest in precious metal processing.  He is a shareholder in B.O.S.S. and is active in the engineering of a pilot processing plant.

Mr. Oscilowicz attended the Agricultural University (SGGW) of Warsaw, Poland from 1983 to 1989 in the Faculty of Engineering and Environmental Science.  Mr. Oscilowicz emigrated to Canada in 1990 and became a Canadian citizen in 1995. In 1996 he moved to the United States and is now a permanent resident.

Committees of the Board

The Board formed an Audit Committee in August 2003 and appointed Mr. Oscilowicz as Chair.

We do not have a compensation committee at this time.

Family Relationships

There are no family relationships between any director or executive officer.

SECURITY OWNERSHIP OF DIRECTOR, OFFICER AND MANAGEMENT

The following table sets forth, as of May 2 , 2006, certain information as to shares of our common stock owned by: each person known by us to beneficially own more than 5% of our outstanding common stock: our director and executive officer; our affiliate Britton Jewellery Inc.; and all of these parties as a group:

                                                      AMOUNT AND NATURE        PERCENT OF
                                                      OF BENEFICIAL SHARES      OUTSTANDING
            NAME                               OWNED (1)                              OWNERSHIP (2)

Jacek Oscilowicz                               5,000,000 common shares               67.7%
Britton Jewellery Inc.(3)                      1,000,000 common shares              13.5%
Officer, Director and Control
Persons as a Group                            6,000,000 common shares               81.2%
________________
(1)     Based on 7,380,209 shares of common stock issued and outstanding as of May 2 , 2006. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)     No member of Management, which is comprised of our sole officer and director, has the right to acquire within sixty days through options, warrants, rights, conversion, privilege or similar obligations any security of the Company.

(3)     Britton Jewellery Inc. is 55% owned by Tony Loureiro.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

DESCRIPTION OF SECURITIES

The following description of our authorized capital stock is subject to the detailed provisions of our Articles of Incorporation, copies of which are available upon request by contacting us at (702) 293.3613.

General

 The total amount of common shares authorized for issuance by our Articles of Incorporation is 100,000,000. No preferred shares have been authorized by the Company.  As of May 2, 2006, there were 7,380,209 shares of common stock issued and outstanding and 34 stockholders of record. Based upon information provided by us, Stepp Law Group, 32 Executive Park, Suite 105, Irvine, California 92614, has provided its opinion that the shares registered by this registration statement are duly issued, fully paid and not assessable.  There has been no issuance of any warrants or options to date. There has been no issuance of any preferred stock, dividend, voting, conversion rights, liquidation rights and other rights of the preferred stock, if any, will be established by our Board of Directors upon issuance.

Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, except that in the election of directors, each holder of common stock shall have as many votes for each share held by him/her as there are directors to be elected and for whose election the shareholder has a right to vote. Currently, there is one member on our Board on Directors.  The common stock has no preemptive or other subscription rights, has no conversion, redemption or retraction rights. Holders of shares of our common stock are also entitled to dividends in such amounts as may be determined in the absolute discretion of our Board of Directors from time to time. We have never declared a dividend and do not expect to do so for the foreseeable future.  Holders of shares of our common stock are also entitled to receive pro rata our net assets in the event of liquidation, dissolution or winding-up or other distribution of assets among our shareholders. There are no options or warrants outstanding to purchase common shares and there are no other securities issued that can be converted into common shares.

EXPERTS

Miller and McCollom, CPAs, which is an Independent Registered Public Accounting Firm, have audited our financial statements for the fiscal year ended April 30, 2005 and the period from August 1, 2003 (inception) to April 30, 2004 that are included in this Prospectus. These financial statements are included in this Prospectus in reliance on Miller and McCollom’s report, due to their authority as experts in accounting and auditing.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Our Articles of Incorporation provide that none of our officers or directors (which currently comprise our sole office and director) shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.  Any repeal or modification of the Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any director or officer of the Company for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

History and Background

BRITTON INTERNATIONAL INC. was incorporated on August 1, 2003 in the state of Nevada. We have purchased an existing electronic website for the purpose of retailing diamonds, watches and jewelry products to the public in established markets under the URL – www.Britton.com.

Our Articles of Incorporation, filed with the Secretary of State of Nevada, provide among other things, that the Board of Directors be composed of: Jacek Oscilowicz.  Our authorized capital consists of 100,000,000 Common Shares. No Preferred Shares have been authorized.  Upon incorporation, our Board of Directors appointed Jacek Oscilowicz to the offices of President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chair of the Board of Directors, Secretary, Treasurer and Chair of the Company’s Audit Committee.

On August 7, 2003, we closed an issue of 5,000,000 shares of common stock to our President and sole Director, Jacek Oscilowicz.  These shares were issued at the price of $0.0001 per common share.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.  This issuance was compensation for services provided by Mr. Oscilowicz which included incorporating the company, acting as our sole Director, holding the positions of President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chair of the Board of Directors, Secretary and Treasurer, identifying and negotiating the purchase of the website and running our day-to-day operations.  The stock was issued at the price of $0.0001 per share for a total of $500.00, which is the value attributed to the services rendered by him to August 7, 2003.

On November 12, 2003, pursuant to Regulation S, we issued 1,000,000 shares of our common stock to Britton Jewellery Inc. at the price of $0.01 as payment for the website purchased from it.  The website may currently be viewed at the URL:  www.Britton.com. The purchase price for the website was negotiated at arm’s length to be $10,000.

On January 15, 2004, our director authorized us to proceed, on a best efforts basis, with an offering of up to 1,500,000 of our common shares through a Regulation S offering to non-US residents at a price of $0.02 per share in order to raise operating capital for the Company.  Between January 15, 2004 and December 31, 2004, pursuant to Regulation S, we accepted subscription agreements from certain investors to purchase 1,046,876 of our common shares, at a purchase price of $0.02 per common share for total gross proceeds to us of $20,937.52.  The sale price of our common stock was the result of negotiations between the respective purchasers and the Company and was not based on book value or our assets.  The offering was closed by way of Board Consent on December 31, 2004.

On December 8, 2005, our director authorized us to proceed, on a best efforts basis, with an offering of up to 333,333 of our common shares through a Regulation S offering to a non-US resident at a price of $0.12 per share in order to raise operating capital for the Company.  On December 8, 2005, pursuant to Regulation S, we accepted a subscription agreement from this investor to purchase 333,333 of our common shares, at a purchase price of $0.12 per common share for total gross proceeds to us of $39,999.96.  The sale price of our common stock was the result of negotiations between the respective purchaser and the Company and was not based on book value or our assets.  The offering was closed by way of Board Consent on December 15, 2005.

As of May 2, 2006, there were 7,380,209 shares of our common stock outstanding.

We currently employ one person, namely Jacek Oscilowicz, who is responsible for all our business activities.  Mr. Oscilowicz current devotes approximately 12 hours per week or 30% of his business time to Company affairs.  At such time as Mr. Oscilowicz becomes unable to handle the daily operations on his own, we expect to hire additional personnel as is required.

Business and Marketing Strategies

We are an online retailer of diamonds, watches and jewelry products.  We have developed an efficient online cost structure and a supply solution that eliminates traditional layers of diamond wholesalers and brokers. This allows us to purchase most of our product offerings at lower prices by avoiding mark-ups imposed by those intermediaries. Our supply solution enables us to purchase only those diamonds that our customers have ordered. As a result, we are able to minimize the costs associated with carrying diamond inventory and limit our risk of potential mark-downs. Our mission is to combine the advantages of online commerce with a superior customer focus in order to be the authoritative source for diamonds, watches and jewelry products.

Our online store offers a broad selection, informative content, easy to use navigation and search capabilities, a high level of customer service, competitive pricing and personalized merchandising and recommendations. With the intention to make available up to 30,000 items, excluding loose diamonds and gemstones, we provide a selection of readily available products that is 20 to 50 times that of a typical, store-based, jewelry products retailer. The store is expected to be open 24 hours a day, seven days a week and offers its customers convenient and timely product fulfillment, including an overnight delivery option.

We implemented a broad array of expandable site management, search, customer interaction and distribution services systems that can be used to display products, process customer orders and payments. These services and systems use a combination of commercially available, licensed technologies, which have been customized and integrated to provide the platform for the online store. The Website was purchased from Britton Jewellery Inc., a British Columbia, Canada Company.  The purchased website underwent some modifications that included, among other things, changes to the contact information, and general updating.  The website is currently being hosted by a third party hosting service on a month-to-month basis.  We believe that the software has the capacity to facilitate every aspect of our plans in respect of the store, including order taking, confirmation of orders, organize, place and manage orders with suppliers, manage shipment of products to customers, credit card processing, order fulfillment, distribution, data collection, accounting and the provision of information of users.  We are able to accept both Visa and MasterCard transactions online through our automated check-out process, ship our products to our end users via Federal Express or United Parcel Serves. Our first sale through the website took place on February 4, 2004.

At present, all of the jewelry products displayed on our website are provided to us by a small number of suppliers which include:  Britton Jewellery Inc., a major shareholder of the Company and a related party and Signature Diamonds Inc. a supplier of loose diamonds.  We have entered into non-written relationships with these suppliers, such that we may access their respective inventories on a "just-in-time" inventory basis that is expected to allow us to maximize product offerings and the related efficiencies of the Internet.  We are entitled to rely on these suppliers to supply us product on a piece by piece basis once the order has been placed through the website by our customers.  In this way, we do not need to carry inventory.  We only need to display the inventory on the website.  When a customer chooses a product from the website, we call on the supplier to send the piece to the customer.  Wholesale prices for each item are set by the supplier and we mark the item up accordingly before displaying it on the website.  All shipping costs from the supplier to the customer are paid by the customer. We expect to maintain price discretion and inventory risk if the item is returned by the consumer.  We are also responsible for the collection of all accounts receivable from consumers.  We intend to seek out additional sources of supply in the future so that we have a diversified base of suppliers.  We intend to enter into similar relationships with other suppliers who will permit us to display some or all of their inventories of diamonds, watches and jewelry products in order to maintain our “inventory-less” business model. We are continuously searching to establish similar relationships with other suppliers to alleviate the risk of losing one or more suppliers.

Each of the suppliers with whom we have developed supply relationships has greater experience and resources than us.  There are no agreements in place precluding them from commencing an online business similar to ours.  That being said, we believe at present that they will not based upon discussions we have had with each regarding these matters. Specifically, we have had phone or face to face meetings with senior marketing and/or operational personnel responsible for product delivery at each of our suppliers with a view to investigating the intentions of each to start a retail oriented web-based jewelry sales capability. All persons we spoke with were at a level authorized to make “go” or “no go” decisions regarding the creation of retail jewelry website for their firms and had sufficient knowledge and experience to make informed decisions regarding such matters. During each meeting we asked each directly whether they would become a competitor to us in the retail web based jewelry sales arena and explained that if they did have such intentions, that we may need to terminate our purchases from them because they would be a direct competitor. Each of our current suppliers acknowledged that they understood our concerns and explained that, although they could not make a permanent commitment, that they had no foreseeable plans to make the significant investment of resources needed to create and market retail web-based sales operations.

Britton Jewellery Inc. set out to develop its own website but decided to sell it as it concluded that its efforts were better spent focusing on its land based business model.  Each of these suppliers are primarily land based vendors and based on discussions with them, are not interested in running an additional business online. Each is of the view that they would prefer to increase their sales by dealing with an online retailer such as us, without the additional work of running and maintaining the website.  We feel that we have entered into several unique relationships with our vendors and believe that we will be able to enter into addition relationships in the future on similar terms and conditions.  It is the uniqueness of these relationships which enables us to compete with other jewelry retailers.

Products and Services Offered

By combining expertise in diamonds, watches and jewelry products and a commitment to excellent customer service with the benefits of Internet retailing, we deliver a unique shopping experience to consumers. Our initial focus is on authentic fine jewelry, watches, loose diamonds and gemstones. We anticipate being able to carry approximately 30,000 jewelry items on our website www.Britton.com. We believe that jewelry is well-suited for online commerce given the increased commoditization of jewelry components, generally high average sales prices and, in light of our inventory-less business model, low average distribution and shipping costs.

We do not intend to carry inventory and through our agreements with suppliers hope to be able to source product purchased by consumers on an order-by-order basis.  This ‘just-in-time’ supply formula enables us to realize considerable cost savings in our operations while at the same time offer efficiency of service. The formula eliminates the burden and costs associated with constant communication with suppliers while waiting for inventory. Expeditious deliveries direct from suppliers increases the profit per item which we can pass on to the consumer in the form of significantly lower prices.  Streamlining the control over the product line while eliminating the need for inventory enables us to move more quickly and capture a larger portion of market share than brick-and-mortar establishments in the event of fast moving trends or styles.

Marketing and Promotion Strategy

We intend to market our website to both women and men, focusing our marketing efforts according to specific product categories.  The primary target market for the majority of our proposed products is women 35-49 because of their propensity for regular purchases of real jewelry, such as earrings, bracelets and necklaces as fashion and lifestyle accessories. The primary target market for engagement rings, watches and loose diamonds is men 25 to 54, segmented as follows:  25-35 for engagement rings, 35-49 for watches and 35-54 for loose diamonds. To reach these target groups, our marketing budget for the coming 12 months is as follows: $5,000 for pay-per-click and banner ads on major Internet search engines; $2,000 for jewelry prize give away contests promoted via our website and/or through ads on search engines or other sites; and $1,000 for email direct marketing promotions to existing clients of our website. At present we believe this marketing budget will be sufficient for us to reach profitability.

Fulfillment Operations

PURCHASES. Once an item has been selected, proposed customers are able to simply click to add products to their virtual shopping bags. Customers are able to add and remove products from their shopping bags as they browse, prior to making a final purchase. The "shopping basket" page displays each item that has been placed in the basket, including title, price and any applicable discount. To execute orders, customers may click on the "Buy" button and are prompted to select shipping and payment methods online or by e-mail, facsimile or telephone.

PAYMENT. In paying for orders, we accept PayPal, Visa and MasterCard, bank transfers, personal checks or money orders. For convenience, we intend to enable customers to store credit card information on our secure server, thereby avoiding the need to re-enter this information when making future purchases. We also offer a variety of shipping options, including overnight delivery. We automatically confirm each order by e-mail within minutes after the order is placed and subsequently confirm shipment of each order by e-mail.

DISTRIBUTION and FULFILLMENT. All of our jewelry products are owned and held by outside suppliers until such time as our customers make a purchase. The breadth of the inventory maintained by these vendors is expected to provide us with the ability to maintain high order fill rates. We intend to update the website daily with inventory information received from our proposed vendors, which is expected to enable customers to check the availability of products before ordering. We electronically transmit orders to the outside vendors on a daily basis. Products will then be “drop shipped” to the customer from the supplier’s place of business. A customer's credit card may be charged once an order is shipped.

In addition to our existing suppliers, we intend to continue to pursue additional suppliers offering more and more varied products. To date, we have secured the supply of jewelry displayed on the website from several different suppliers. All arrangements made with suppliers contemplate supply, distribution and fulfillment of the respective products. Our efforts are ongoing to establish a number of direct relationships with manufacturers, suppliers, brokers, distributors and wholesalers in all the product categories.

Industry Overview

The Internet and Online Commerce

The Internet’s development into a significant global medium for communication, content and commerce has led to substantial growth in online shopping and has provided companies with new opportunities to remove intermediaries from the traditional retail supply chain. According to U.S. eCommerce Overview: 2003 to 2008, Forrester Research, Inc., July 25, 2003, online purchases by U.S. consumers are expected to continue to grow from an estimated $96 billion in 2003 to approximately $230 billion by 2008. This growth is partly a result of the increased awareness of the convenience, selection and product information available through online shopping, continued improvement in network infrastructure and payment security, and growing access to high speed Internet connections that make online shopping increasingly efficient and attractive to consumers.

The Internet provides a number of distinct advantages to online retailers, including the lower cost of managing and maintaining a web site as opposed to physical storefronts, the ability to efficiently reach and serve a large and geographically dispersed group of customers from a central location, and the potential for personalized low-cost customer interaction. Online retailers can quickly react to changing consumer tastes and preferences by efficiently adjusting their featured selections, editorial content, shopping interfaces, pricing and visual presentations. In addition, online retailers generally do not incur the significant printing and mailing costs of catalog marketing and can more easily compile demographic and behavioral data about their customers that increase opportunities for direct marketing and personalized services. On the other hand, the Internet also provides a number of distinct challenges to online retailers. Online retailers must adequately address concerns about the security of online transactions, the privacy of personal information, delivery time associated with Internet orders, delayed shipments or shipments of incorrect or damaged products and the inconvenience associated with returning or exchanging purchased items.

The Diamond and Jewelry Industry

According to U.S. Census Bureau statistics, 2002 total U.S. retail jewelry sales were approximately $51 billion. Diamonds and diamond jewelry represent a substantial portion of the U.S. retail jewelry market. According to the Jewelers of America 2003 Cost of Doing Business Survey, diamonds and diamond jewelry make up approximately 47% of jewelry sales. Forrester Research estimates that online jewelry and luxury goods sales will grow at a 25% compound annual growth rate from approximately $2 billion in 2003 to $6 billion in 2008.

The Diamond Jewelry Supply Chain

As illustrated above, the production of diamond jewelry begins with diamond mining and involves multiple intermediaries over a period of up to two years before the product is sold to the end consumer. There is significant concentration at the earliest stage of the diamond jewelry supply chain, with a small number of diamond mining firms responsible for a substantial majority of the world’s diamond mining output. At each successive stage in the diamond jewelry supply chain, the chain becomes increasingly fragmented and cost is added to the product.

The fragmentation of the jewelry supply chain is most pronounced at the retail level. According to U.S. Census Bureau statistics, jewelry was sold at 126,364 physical locations in the United States in 1997, including over 28,000 locations classified as jewelry stores. Approximately 95% of all retail jewelry firms operate only a single store. In order to supply this fragmented market, there are often several layers of wholesaling that increase retail prices, often with little or no added value.

Consumers frequently view the purchase of diamonds or fine jewelry as a significant event, and often require substantial information and guidance before completing a purchase. Many of these consumers find the traditional retail jewelry purchasing experience stressful for a number of reasons, including:

  Emotional Significance. Many purchases of diamonds and fine jewelry are made for presentation during a significant emotional event or occasion such as an engagement, marriage, birthday or anniversary.

  Significant Cost. The cost of an item of fine jewelry often represents a significant portion of the purchaser’s disposable income.

  Uncertainty Regarding Pricing. Consumers are frequently skeptical as to whether the listed retail price of a diamond or fine jewelry product is fair, but lack sufficient information to evaluate its fairness or effectively negotiate a better price.

  Lack of Comparability. Consumers often lack the ability to compare a wide selection of jewelry items, and diamonds in particular, against a set of objective criteria provided by an independent third-party evaluator.

  Limited Selection. The limited selection of jewelry at a typical retail store requires consumers to visit multiple stores during limited hours or settle for less desired products.

  High Pressure Environment. Consumers frequently feel pressured towards a purchase by commission-based sales personnel.

  Limited Ability to Control the Buying Experience. Consumers are frequently limited to the time and information provided to them by in-store sales personnel who may be trying to serve multiple customers simultaneously.

The growth in online commerce can, in part, be attributed to a number of advantages the Internet provides to online retailers. Online retailers can display a larger number of products at a lower cost than traditional store-based or catalog retailers. In addition, online retailers have significant merchandising flexibility because they can rapidly adjust their selections, pricing and editorial content. Online retailers also benefit from the minimal cost to publish on the Internet, the ability to reach a large group of customers from a central location, and the potential for low-cost customer interaction. Unlike traditional retail channels, online retailers do not have the cost of managing and maintaining a retail store infrastructure or the significant printing and mailing costs of catalogs. Online retailers can also easily obtain demographic and behavioral data about customers, increasing opportunities for direct marketing and personalized services.

Traditional Jewelry Products Market.  The jewelry products market includes a broad selection of product categories, including rings, necklaces, pendants, bracelets, earrings, pins, watches, and loose gems and diamonds.

Traditional Retail Channels for Jewelry Products.  We believe that the traditional retailers for jewelry and jewelry related products in the United States today can be grouped as follows:

     1.  High-end department stores and jewelry stores, which often strive to provide a high level of customer service and a knowledgeable sales staff, but typically offer a limited selection of mid-range to high-end products;

     2.  National department stores, which tend to carry broad selections of low-end to mid-range products from brands that are complementary to the stores' other offerings, but typically offer limited product-specific customer service;

     3.  Specialty and single brand stores, which are retail locations that carry a broad selection of specific product categories, but are limited to the geographic region in which the few physical stores are located; and

      4.   Boutiques, which are small stores often located in malls that generally carry a selection of the latest trends in lower-priced, fashion products and accessories.

Competition

The diamond and fine jewelry retail market is intensely competitive and highly fragmented. Our primary competition comes from online and offline retailers that offer products within the higher value segment of the jewelry market. In the future, we may also compete with other retailers that move into the higher value jewelry segment. Current or potential competitors include the following:

  independent jewelry stores;
  retail jewelry store chains, such as Tiffany & Co. and Bailey Banks & Biddle;
  other online retailers that sell jewelry, such as BlueNile.com and Amazon.com;
  department stores, chain stores and mass retailers, such as Nordstrom and Neiman Marcus;
  online auction sites, such as eBay;
  catalog and television shopping retailers, such as Home Shopping Network and QVC; and
  discount superstores and wholesale clubs, such as Costco Wholesale and Wal-Mart.

In addition to these competitors, we may face competition from suppliers of our products that decide to sell directly to our customers, either through physical retail outlets or through an online store.

We believe that the principal competitive factors in our market are product selection and quality, price, customer service and support, reliability and trust, web site features and functionality, convenience and delivery performance. We believe that we compete favorably in the market for diamonds and fine jewelry by offering detailed product information, broad product selection, the ability to customize jewelry, lower pricing and knowledgeable customer support to our customers.

Regulatory Background

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to retailing or online commerce. However, as the Internet becomes increasingly popular, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Further, the growth of online commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online companies to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online company regarding the manner in which personal information is collected from users and provided to third parties. We do not currently provide individual personal information regarding our users to third parties. However, the adoption of additional privacy or consumer protection laws could create uncertainty in Internet usage and reduce the demand for our products and services.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity, qualification to do business and export or import matters. The vast majority of these laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address these issues could create uncertainty for those conducting online commerce. This uncertainty could reduce demand for our products and services or increase the cost of doing business as a result of litigation costs or increased fulfillment costs.

In addition, because our products and services are available over the Internet in multiple states, certain states may claim that we are required to qualify to do business in such state. Our failure to qualify to do business in a jurisdiction where we are required to do so could subject us to taxes and penalties. It could also hamper our ability to enforce contracts in these jurisdictions. The application of laws or regulations from jurisdictions whose laws do not currently apply to our business could harm our business and results of operations.

Disclosure

We anticipate becoming a reporting company and therefore will be filing forms 10-QSB quarterly reports and forms 10-KSB annual reports with the SEC. We will also be filing other reports including reports on Form 8-K, proxy and information statements and other information regarding the Company.  The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 and/or obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we will be an electronic filer and as such, all items filed by us are available through an Internet site maintained by the SEC which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which site is available at http://www.sec.gov.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a start-up, development stage company with a limited operating history. Our website, www.britton.com, was operated by Britton Jewellery Inc. (“BJI”) since the late 1990’s but has been operated by us only since we purchased it from BJI in November 2003. After some reconfiguration of the website, we made our first sale through the site on February 8, 2004. Our mission is to combine the advantages of online commerce with a superior customer focus in order to be an authoritative source for diamonds, watches and jewelry products.

In sum, our goals are:

1.    To generate maximum sales revenues by offering an extensive range of superior jewelry products to online consumers at competitive prices

2.    To generate referral and repeat business by offering exceptional service and sales follow-up to our customers

3.    To maximize the competitive advantage we hold through the sale of Canadian diamonds which consumers value as being sourced through “ethical” mining operations.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles and we have expensed all development expenses related to the establishment of the company.

Results of Operations for the Year Ended April 30, 2005 and April 30, 2004

SALES:
Sales increased to $104,235 for the fiscal year ended April 30, 2005 (hereinafter referred to as “fiscal 2005”) compared with $38,841 for the period from August 1, 2004 (inception) to April 30, 2004 (hereinafter referred to as “fiscal 2004”). This represents an increase of 168% and is attributable both to the success of our marketing efforts in fiscal 2005 and the fact of fiscal 2004 being a nine month period. Approximately 25% of our sales were brought in during our “Christmas sale period” in the 7 week period between the last two weeks of November and the first week of January. In May 2005 (as detailed in Notes 6 and 10 of our audited Financial Statements for fiscal 2005 and fiscal 2004), we engaged a web design firm to complete enhancements to our website. Although there are many factors which may affect our sales in the future, we believe these enhancements should have a positive impact on future revenues.

COST OF GOODS SOLD:
Cost of Goods Sold (“COGS”) include the wholesale costs for jewelry which is re-sold via our website. GOGS were $94,418 during fiscal 2005 compared to $34,624 for fiscal 2004.The ratio of COGS to Sales remained approximately the same period over period, and the increase for fiscal 2005 is attributable to the greater level of gross sales in this period versus fiscal 2004. We anticipate the ratio of COGS to Sales will remain approximately the same in the future

GROSS MARGIN:
Gross Margin is calculated by subtracting COGS from Sales. Gross Margin increased from $4,217 in fiscal 2004 to $9,817 in fiscal 2005, which represents an increase of 133%.

Our operating expenses are classified into seven categories:

-       Website expenses
-       Director & Officer fees
-       Professional fees
-       Advertising
-       Depreciation
-       Administrative expenses
-       Bad debt expense

WEBSITE EXPENSES:
Website expenses include fees from Internet Service Providers for access to the Internet, fees from technical service providers for website maintenance and fees from merchant services such as PayPal which facilitate certain functions on our website. Website expenses decreased from

$5,535 during fiscal 2004 to $2,805 during fiscal 2005, a decline of 49%. This change is explained by the fact that we made non-recurring expenditures in fiscal 2004 to modify the website we purchased so that it conformed to our requirements. Going forward we project Website expenses will marginally increase from the level in fiscal 2005 due to higher expected sales traffic on the website.

DIRECTOR & OFFICER FEES:
Director & Officer fees include the amount paid to our President and Director in fiscal 2004 for his services in establishing the Company. This amount totaled $500 in fiscal 2004 which was paid by way of an issuance of 5,000,000 common shares. No amounts related to this category in fiscal 2005 and we do not expect to incur future costs in this area until the Company becomes profitable.

PROFESSIONAL FEES:
Professional fees were $5,509 in fiscal 2005 versus nil in fiscal 2004. The increased cost in fiscal 2005 is explained by payments to professionals for work related to production of the Company’s financial statements and preparation of its Form SB-2. Management projects these expenses will increase in the upcoming fiscal year due to an increased level of transactions and due to expenses incurred for the Company to complete the filing process for its SB-2.

ADVERTISING:
Advertising expenses are comprised of fees charged by Internet search engines such as Google for the direction of traffic to the Company’s website. Advertising expenses were nil during fiscal 2004 and totaled $3,894 during fiscal 2005. Management projects advertising expenses will increase during fiscal 2006 as a result of increased marketing efforts.

DEPRECIATION:
As detailed in Note 1 of our audited Financial Statements for fiscal 2005 and fiscal 2004, depreciation is recorded for the amortization of the cost of the purchase of our website and subsequent investments in development of the website. Depreciation is a non-cash expense which is calculated on a straight-line basis over a three year period. In accordance with US tax law, the first year depreciation expense for our website is recorded as one-half of the total for a normal year. As such, depreciation in fiscal 2004 was $1,667 versus $3,333 in fiscal 2005, based on our initial website investment of $10,000. Depreciation expenses will increase in the upcoming fiscal year due to the addition of new depreciable assets from our investment in the website enhancements currently underway.

ADMINSTRATIVE EXPENSES:
Administrative expenses increased marginally to $1,534 in fiscal 2005 from $1,256 in fiscal 2004. This represents an increase of 22% and is attributable to additional cost for telephone, courier, office supplies and bank charges in the relatively longer 12 month period in fiscal 2005 versus the 9 month period in fiscal 2004.

BAD DEBT EXPENSE:
In fiscal 2005 the Company wrote-off an account receivable which related to one sale. The amount of this write-off was $1,020 and arose due to a payment which was refused by a financial institution because of Non Sufficient Funds in the purchaser’s bank account. This situation is anomalous for the Company and arose due to miscommunications with the financial institution prior to the shipment of goods to the purchaser. The Company does not expect to incur bad debt expenses in the upcoming fiscal year.

NET LOSS:
We incurred a net loss from operations of $(8,278) for the year ended April 30, 2005 compared with a net loss from operations of $(4,737) for the year ended April 30, 2004.

Results of Operations for the Nine-Month Interim Periods Ended January 31, 2006 and January 31, 2005

SALES:
Our sales decreased to $52,532 during the nine-month period ended January 31, 2006 compared with $109,249 for the nine-month period ended January 31, 2005. We attribute the decrease in sales to price increases we made to some watches sold on our site. This change was precipitated by wholesale price changes made by one of our primary watch suppliers. This cost change caused us to re-price some of our watch offerings and we saw a decrease in demand as a result. We anticipate an increase in sales during upcoming quarters as we implement our advertising plans and increase our marketing efforts related to showcasing our offerings of diamonds.

COST OF GOODS SOLD:
Cost of Goods Sold were $46,189 for the nine-month period ending January 31, 2006 compared to $95,478 for the nine-month period ending January 31, 2005. The lower aggregate cost of goods sold in the later reporting period is explained by the decreased level of sales. The ratio of COGS to Sales of 88% for the nine-month period ending January 31, 2006 was roughly unchanged compared with 87% for the same period in 2004. We anticipate the ratio of COGS to Sales will improve during coming quarters due to a change in our marketing focus from watches to diamonds.

GROSS MARGIN:
Gross Margin for the nine-month period ended January 31, 2006 was $6,343 compared to $13,771 for the comparative prior year period.

WEBSITE EXPENSES:
Website Expenses were $660 for the nine-month period ending January 31, 2006 compared to $3,091 for the nine-month period ending January 31, 2005. The decreased cost for the later reporting period is explained by the expensing of various upgrading expenses to the website during the prior period which were not capitalized.

DIRECTOR & OFFICER FEES:
Director & Officer Fees were nil and nil for the nine-month periods ending January 31, 2006 and January 31, 2005 respectively.

PROFESSIONAL FEES:
Professional Fees were $36,060 for the nine-month period ending January 31, 2006 compared to $1,123 for the nine-month period ending January 31, 2005. The increased professional fees in the later reporting period are explained by payments to accounting, audit and legal professionals for work related to the preparation of the Company’s Form SB-2, the audit of the Company’s year-

end financial statements, and the review of the Company’s six-month interim financial statements. The Company expects expenses in this area will decrease marginally during the next 12 months.

ADVERTISING:
Advertising Expenses were $50 for the nine-month period ending January 31, 2006 compared to $3,206 for the nine-month period ending January 31, 2005. The decrease in advertising expenses in the later reporting period is related the decreased use of Internet advertising during the time when the Company was re-evaluating its marketing strategy. The Company is currently expanding its marketing efforts and projects advertising expenses will increase to approximately $8,000 over the coming twelve months.

DEPRECIATION:
Depreciation Expenses was $2,696 for nine-month period ending January 31, 2006 compared to $2,500 for the nine-month period ending January 31, 2005. The increase in depreciation expenses in the current period is the result of a further investment in development of the website and the purchase of photographic equipment.

ADMINSTRATIVE EXPENSES:
Administrative Expenses were $2,849 for the nine-month period ending January 31, 2006 compared to $705 for the nine-month period ending January 31, 2005. The increase in administrative expenses in the later reporting period is primarily due to Transfer Agent fees for share issuance.

BAD DEBT EXPENSE:
Bad Debt Expenses were nil and nil for the nine-month periods ending January 31, 2006 and January 31, 2005 respectively.

NET LOSS:
We incurred a net loss of $(36,369) for the nine-month period ending January 31, 2006 compared with net income of $2,940 for the nine-month period ending January 31, 2005. The significant comparative change in our 9-month results relates primarily to increases in non-operating charges for Professional Fees. During the 9-months ending January 31, 2005, Professional Fees totaled $1,123 and comprised 11% of total expenses. In this period, Professional Fees were comprised solely of accounting fees.

During the 9-months ending January 31, 2006, Professional Fees totaled $36,060 and comprised 85% of total expenses. In this period, Professional Fees were comprised of: auditor fees for audit of the Company’s 2005 financial statements; accounting fees for production of the fiscal 2005 and subsequent financial statements; and legal fees related to our Form SB-2 filing. We expect Professional Fees to decrease in the future if the Company’s Form SB-2 filing becomes effective at which time the Company expects to enter a normal cycle of quarterly and annual financial reporting.

Material Events and Uncertainties

Our operating results are difficult to forecast.  Our prospects should be evaluated in light of the risks, expenses and difficulties commonly encountered by comparable early stage companies in rapidly evolving markets.

There can be no assurance that we will successfully address such risks, expenses and difficulties. In addition, even though we have an operational business with revenues, we cannot assure you that our revenues will increase or that we will become profitable in the future.

The Company anticipates it will break-even during the next 12 months. Although the Company projects existing cash and increased sales will provide sufficient funds to offset its expenses, and that decreases in Professional Fees will occur, the Company may need to raise additional capital or obtain debt financing.  Additionally, the Company must be able to continue to develop an expanded customer base for its products in order to meet its funding requirements.

To address the going concern issue identified by our auditors, in December 2005 the Company completed a private placement sale of common shares which raised $40,000. Additionally, we are implementing an advertising campaign to increase traffic to our website which we believe will result in higher sales volume.

Plan of operations

During the next twelve months, we intend to continue to make changes and upgrades to the website as we deem appropriate, to continue establishing relationships with suppliers and to continue marketing the website to the general public.  We have successfully established merchant accounts so that we can accept customers’ credit cards when they initiate a purchase.  The website is fully functional and we intend to raise its profile on the Internet by expending approximately $8,000 over the next year on marketing initiatives. Our sole officer and director is currently working on these items, as well as managing our daily administrative functions. During this same period, we have no plans to invest in plant or equipment or research and development related to our products, and do not plan to hire any employees.

We presently operate from the home of our President, who provides these premises to the company rent free. We intend to continue operating from these premises until such time as management determines that other space or employees are required.  These premises are located at 725 Kendall Lane, Boulder City, Nevada, 89005, ph/fax: (702) 293.3613.

Liquidity and Capital Resources

Since the date of our incorporation, we have raised $60,937 though private placements of our common shares and $1,000 through shareholder loans. In addition, we have successfully drawn purchasers to our website and have earned a positive Gross Margin during both fiscal 2004 and fiscal 2005 and the respective nine-month periods ending January 31, 2006 and 2005.

However, during the 9-month period ending January 31, 2006, liquidity decreased due to significant expenditures made for Professional Fees. This is a matter of concern to management. However, based on our current monthly expenses and known predictable expenses such as our marketing plan and auditor fees, if we reach our projected sales of approximately $19,000 per month, we expect to break-even during the next twelve months. As of January 31, 2006 we had cash on hand of $28,861. Based on our average monthly net loss of $(4,100) during the 9-month period ended January 31, 2006, if sales did not increase from current levels we would be able to operate for approximately 7 months before needing to raise additional funds. We project our sales in addition to cash on hand will be sufficient to meet our cash-flow requirements over the next 12 months.

However, if cash generated from operations is insufficient to meet our long-term liquidity needs, we may need to raise additional funds or seek other financing arrangements.  Additionally funding may not be available on favorable terms or at all.

Description of Property

During fiscal 2005 and 2004, our property was comprised of our website asset, as described in Note One of our audited Financial Statements for fiscal 2005 and fiscal 2004. During the nine-month period ending January 31, 2006 we increased our investment in our website and purchased photographic equipment. As at the end of January 31, 2006, total property had an undepreciated value of $10,454.

Certain Relationships and Related Transactions

We intend that any transactions between us and our sole officer and director, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties.  To date, several related party transactions have taken place.

Firstly, we issued 5,000,000 common shares at the cost of $0.0001 per common share were issued to our President as compensation for services rendered by him which services were valued at $500.

Secondly, we issued 1,000,000 common shares at the cost of $0.01 per common share as consideration for the purchase of our website from Britton Jewellery, Inc.  The website value was determined at arm’s length at $10,000.

Thirdly, as detailed in Note 9 of our audited Financial Statements for fiscal 2005 and Note 3 for the nine-month period ending January 31, 2006, the Company purchased products for resale from Britton Jewellery, Inc. Transactions with this related party comprised 29% and 0% of the Company’s total jewelry purchases in fiscal 2005 and fiscal 2004 respectively. During the nine-month periods ending January 31, 2006 and January 31, 2005, purchases from Britton Jewellery, Inc. totaled 5% and 23% respectively. At April 30, 2005, the Company had an account payable of $1,797 owing to the related party and as of January 31, 2006 this balance was $3,878.

Executive Compensation

The following table sets forth the salaries and director fees we paid to our executive officer in our most recent fiscal year ended April 30, 2005.

                                                                                            Director      Stock based      Stock based
Person                               Position                      Salary(1)       fees(2)       Inducements    Compensation

Jacek Oscilowicz      President, Chief                  $0.00(3)     $0.00(3)             Nil(3)                Nil(3)
                                Executive Officer,
                                Chief Financial Officer,
                                Principal Accounting
                                Officer, Secretary
                                and Treasurer,
______________
We currently have one director, Jacek Oscilowicz.

(1)     We have not entered into an employment agreement with Mr. Oscilowicz.  We intend to compensate Mr. Oscilowicz as an employee and/or as a director in the future at market rates once the company becomes profitable.

(2)     There are no standard arrangements for the compensation of director and the only payment made to date for services rendered to the Company was 5,000,000 common shares which where issued to our President on August 7, 2003 as a one-time payment for services performed by him for the Company to that same date.

(3)     During the nine-month period ending January 31, 2006, there were no compensation payments of any kind made to Mr. Oscilowicz.

We intend to do one, or a combination of the following, to compensate our current officer and director, and future employees, officers and directors so that they are retained and so that we can attract qualified personnel as we deem appropriate:

  Develop a stock option plan and have our employees, officers and directors opt in to the plan at their choosing; and/or

  Issue shares to our employees, officers and directors.

The Board of Directors (which currently consists of our sole director) has formally assumed the duties of an Audit Committee and for the foreseeable future, it will also perform the functions of a compensation committee.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We engaged Miller and McCollom, Independent Auditors on May 12, 2005, to audit our financial statements for the year ended April 30, 2005 and the period from August 1, 2003 (inception) to April 30, 2004 and the review of our financial statements for the comparative interim nine-month period ending January 31, 2006 included in this prospectus and in the registration statement of which this prospectus is a part.  Prior to their engagement, we did not have an independent auditor engaged.  There has been no change in auditors and no disagreements with Miller and McCollom on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

Additional Information

We have filed with the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549, a registration statement of Form SB-2 covering the common shares being sold in this offering.  We have not included in this prospectus all of the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.  You should review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities at 100 F Street N.E., Washington, D.C. 20549.  You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates.  You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website  (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.

You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above.  These SEC filings are also available to the public from commercial document retrieval services.

Transfer Agent and Registrar

The registrar and transfer agent for our common shares is Pacific Stock Transfer. Its address is
500 E. Warm Springs, Suite 240, Las Vegas, Nevada, 89119 and its telephone number at this location is (702) 361-3033.

Representations

No finder, dealer, sales person or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.  Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

FINANCIAL STATEMENTS

ANNUAL FINANCIAL STATEMENTS (audited)
Report of Independent Registered Public Accounting Firm	F-7

Financial Statements – for the fiscal year ending April 30, 2005 and the period from August 1, 2003 (inception) to April 30, 2004:

Balance Sheets	F-8

Statements of Operations	F-9

Statement of Stockholders’ Equity	F-10

Statements of Cash Flows	F-11 to F-12

Notes to Financial Statements	F-13 to F-21

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Balance Sheets

ASSETS
	January 31, 2006 (unaudited)	April 30, 2005 (See Note 1)

CURRENT ASSETS
Cash	$28,861	$24,949
Prepaid expenses	5,043	2,491
Accounts receivable	214	-

Total current assets	34,118	27,440

OTHER ASSETS
Property and Equipment, net of accumulated depreciation of $7,696 as of January 31, 2006 and $5,000 as of April 30, 2005	10,454	5,000

Total assets	$44,572	$32,440
	=============	=============

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$17,088	$12,444
Accounts payable, related parties	4,115	1,797
Accrued interest payable	875	423
Shareholder loans	1,019	-

Total current liabilities	23,097	14,664

STOCKHOLDERS’ EQUITY (DEFICIT)
Common shares, 100,000,000 shares with par value of $0.0001 authorized, 7,380,209 shares issued and outstanding as of January 31, 2006 and 7,046,876 as of April 30, 2005	738	705
Paid-in Capital	70,700	30,733
Accumulated deficit in the development stage	(49,675)	(13,306)
Accumulated other comprehensive income (loss)	(288)	(356)

Total stockholders’ equity (deficit)	21,475	17,776

Total liabilities and stockholders’ equity	$44,572	$32,440
	=============	=============

The accompanying notes to financial statements are an integral part of this statement

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Statements of Operations

	9 Months Ending January 31, 2006		9 Months Ending January 31, 2005	August 1, 2003 (inception) through January 31, 2006

REVENUES:
Sales	$52,532		$109,249	$178,653

Cost of Goods Sold	46,189		95,478	160,620

GROSS MARGIN	6,343		13,771	18,033

EXPENSES:
Website expenses	$660		$3,091	$8,622
Directors & Officers fees	-		-	500
Professional fees	36,060		1,123	33,256
Advertising	50		3,206	3,944
Depreciation	2,696		2,500	6,667
Administrative expenses	2,849		705	4,324
Bad debt expense	-		-	1,020

Total expenses	42,315		10,625	58,680

Net Income (loss) from operations	(35,972)		3,146	(40,647)

Interest income	73		77	162
Interest expense	(470)		(283)	(730)

Net (loss)	$(36,369)		$2,940	$(41,215)
	=============		=============	=============

Loss per common share	$(0.01)	$	*	$(0.01)
	=============		=============	=============
*less than $(0.01) per share

Weighted average shares
Outstanding	7,062,401		6,772,752	6,562,942
	=============		=============	=============

OTHER COMPREHENSIVE INCOME (LOSS):
Net Income (loss)	$(36,369)		$2,940	$(41,215)
Foreign currency translation adjustment	68		(323)	(369)

Total Other Comprehensive Income (Loss)	$(36,301)		$2,617	$(41,584)

The accompanying notes to financial statements are an integral part of this statement

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Statements of Stockholders’ Equity

					Deficit
				Accumulated	Accumulated
				Other	During the	Total
	Common	Common	Paid-in	Comprehensive	Development	Stockholders’
	Shares	Stock	Capital	Income	Stage	Equity

Net loss for the period from August 1, 2003 (inception) through April 30, 2004	—	$—	$—	$—	$(4,737)	$(4,737)
Common shares issued for services at $0.0001 on August 7, 2003	5,000,000	$500	$—	$—	$—	$500
Common shares issued for purchase of website at $0.01 on November 12, 2003	1,000,000	$100	$9,900	$—	$—	$10,000
Common shares issued for cash at $0.02 during the period ended April 30, 2004	656,876	$66	$13,072	$—	$—	$13,138

Balance, April 30, 2004	6,656,876	$666	$22,972	$—	$(4,737)	$18,901

Common shares issued for cash at $0.02 during the period ended April 30, 2005	390,000	$39	$7,761	$—	$—	$7,800
Net loss for year ended April 30, 2005	-	—	—	(356)	(8,569)	(8,925)

Balance, April 30, 2005	7,046,876	$705	$30,733	$(356)	$(13,306)	$17,776

Common shares issued for cash at $0.12 January 15, 2006	333,333	$33	$39,967	$—	$—	$40,000
Net loss for nine month period ended January 31, 2006	—	$—	$—	$68	$(36,369)	$(36,301)

Balance, January 31, 2006	7,380,209	$738	$70,700	$(288)	$(49,675)	$21,475
	==========	==========	==========	============	===========	===========

The accompanying notes to financial statements are an integral part of this statement

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Statements of Cash Flows

	9 Months ending	9 Months ending	August 1, 2003 (inception) through
	January 31,	January 31,	January 31,
	2006	2005	2006

Cash flows from operating activities:
Net loss for the period	$(36,369)	$2,940	$(49,675)
Reconciling adjustments:
Adjustments to reconcile net loss
to net cash used in operating
Activities
Depreciation	2,696	2,500	7,696
Bad debt expense	-	-	1,020
Accrued interest on shareholder loans	19	-	19
Services paid by share issuance	-	-	500
Net change in operating assets
and liabilities
Prepaid expenses	(2,552)	(1,877)	(5,043)
Accounts receivable	(214)	9,968	(214)
Accounts payable	7,414	22,143	21,058

Net cash provided (used) by operating activities	(29,006)	35,674	(24,639)

Cash flows from investing activities:
Purchase of Property and Equipment	(8,150)	-	(8,150)

Net cash used by investing activities	(8,150)	-	(8,150)

Cash flows from financing activities:
Common stock issued for cash	40,000	7,800	60,938
Loans by stockholders	1,000	-	1,000

Net cash provided by financing activities	41,000	7,800	61,938

Effect of foreign currency translation	68	(323)	(288)

Net increase in cash	3,912	43,151	28,861

Cash, beginning of period	24,949	1,007	—

Cash, end of period	$28,861	$44,158	$28,861
	============	============	============

The accompanying notes to financial statements are an integral part of this statement

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Statements of Cash Flows

	9 Months ending	9 Months ending	August 1, 2003 (inception) through
	January 31,	January 31,	January 31,
	2006	2005	2006

Supplemental cash flow information:
Interest received	$73	$77	$209
	============	============	============
Interest paid	$—	$—	$—
	============	============	============
Income taxes paid	$—	$—	$—
	============	============	============

Supplemental schedule of non-cash investing and financing activities:
Common stock issued for services	$—	$—	$500
	============	============	============
Common stock issued for purchase of website	$—	$—	$10,000
	============	============	============

The accompanying notes to financial statements are an integral part of this statement

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Note 1 – Management’s Statement

The financial statements included herein have been prepared by Britton International Inc. (the “Company”) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “Commission”) for reporting on interim statements. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the April 30, 2005 audited financial statements and the accompanying notes included in the Company’s Form SB-2 filed with the Commission. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be followed by the Company later in the year. The results of operations for the interim periods are not necessarily indicative of the results for the full year. In management’s opinion all adjustments necessary for a fair presentation of the Company’s financial statements are reflected in the interim periods included.

Amounts shown for April 30, 2005 are based upon the audited financial statements of that date.

Note 2– Going Concern

Generally accepted accounting principles in the United States of America contemplate the continuation of the Company as a going concern. However, the Company has accumulated operation losses since its inception and has limited business operations, which raises substantial doubt about the Company’s ability to continue as a going concern.  The continuation of the Company is dependent upon the continuing financial support of new investors, existing stockholders and the Company’s suppliers. To improve the financial base of the Company in December 2005 the Company also acquired additional operating capital through a private placement equity offering which raised $40,000. However, it is possible the Company will need to complete additional private placements in the future and there is no assurance that such equity offerings will be successful in raising sufficient funds to assure the eventual profitability of the Company.

Note 3 – Related Party Transactions

The Company has purchased products for resale from a related party, Britton Jewellery Inc., which holds 14.2% of the Company’s common shares. Transactions with this related party comprised 5% and 23% of the Company’s total jewelry purchases in during the 9 month periods ended January 31, 2006 and January 31, 2005 respectively. At January 31, 2006, the Company had an account payable of $3,878 owing to the related party

ANNUAL FINANCIAL STATEMENTS (audited):

Report of Independent Registered Public Accounting Firm

Board of Directors
Britton International Inc.

            We have audited the accompanying balance sheet of Britton International Inc. (A Development Stage Company) as of April 30, 2004 and April 30, 2005 and the related statements of operations, stockholders’ equity, and cash flows for the period from August 1, 2003 (date of inception) to April 30, 2004 and for the year ending April 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Britton International Inc. (A Development Stage Company) as of April 30, 2004 and April 30, 2005 and the results of its operations, stockholders’ equity, and its cash flows for the period from August 1, 2003 (date of inception) to April 30, 2004 and for the year ending April 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

            The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2, the Company has accumulated operation loses and has limited business operations, which raises substantial doubts about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Miller and McCollom

MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033

July 21, 2005

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Balance Sheets

ASSETS
	April 30, 2005	April 30, 2004

CURRENT ASSETS
Cash	$24,949	$1,007
Prepaid expenses	2,491	-
Accounts receivable	-	10,822

Total current assets	27,440	11,829

OTHER ASSETS
Property and Equipment, net of accumulated depreciation of $5,000 as of April 30, 2005 and $1,667 as of April 30, 2004	5,000	8,333

Total assets	$32,440	$20,162
	=============	=============

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$12,444	$1,261
Accounts payable, related parties	1,797	-
Accrued interest payable	423	-

Total current liabilities	14,664	1,261

COMMITMENTS AND CONTINGENCIES – NOTE 6

STOCKHOLDERS’ EQUITY
Common shares, 100,000,000 shares with par value of $0.0001 authorized, 7,046,876 and 6,656,876 shares issued and outstanding as of April 30, 2005 and April 30, 2004	705	666
Paid-in Capital	30,733	22,972
Accumulated deficit in the development stage	(13,306)	(4,737)
Accumulated other comprehensive income (loss)	(356)	-

Total stockholders’ equity	17,776	18,901

Total liabilities and stockholders’ equity	$32,440	$20,162
	=============	=============

The accompanying notes to financial statements are an integral part of this statement

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Statements of Operations

		Year Ending April 30, 2005		August 1, 2003 (inception) though April 30, 2004		August 1, 2003 (inception) through April 30, 2005

REVENUES:
Sales		$104,235		$38,841		$143,076

Cost of Goods Sold		94,418		34,624		129,042

GROSS MARGIN		9,817		4,217		14,034

EXPENSES:
Website expenses		$2,805		$5,535		$8,340
Directors & Officers fees		-		500		500
Professional fees		5,509		-		5,509
Advertising		3,894		—		3,894
Depreciation		3,333		1,667		5,000
Administrative expenses		1,534		1,256		2,790
Bad debt expense		1,020		-		1,020

Total expenses		18,095		8,958		27,053

Net (loss) from operations		(8,278)		(4,741)		(13,019)

Interest income		132		4		136
Interest expense		(423)		-		(423)

Net (loss)		$(8,569)		$(4,737)		$(13,306)
		==============		==============		==============

Loss per common share	$	*	$	*	$	*
		==============		==============		==============
*less than $(0.01) per share

Weighted average shares
Outstanding		6,838,546		4,238,500		6,327,264
		==============		==============		==============

OTHER COMPREHENSIVE LOSS:
Net loss		$(8,569)		$(4,737)		$(13,306)
Foreign currency translation adjustment		(356)		-		(356)

Total other comprehensive (loss)		$(8,925)		$(4,737)		$(13,662)

The accompanying notes to financial statements are an integral part of this statement

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Statements of Stockholders’ Equity

					Deficit
				Accumulated	Accumulated
				Other	During the	Total
	Common	Common	Paid-in	Comprehensive	Development	Stockholders’
	Shares	Stock	Capital	Income	Stage	Equity

Net loss for the period from August 1, 2003 (inception) through April 30, 2004	—	$—	$—	$—	$(4,737)	$(4,737)
Common shares issued for services at $0.0001 on Aug. 7, 2003	5,000,000	$500	$—	$—	$—	$500
Common shares issued for purchase of website at $0.01 on November 12, 2003	1,000,000	$100	$9,900	$—	$—	$10,000
Common shares issued for cash at $0.02 during the period ended April 30, 2004	656,876	$66	$13,072	$—	$—	$13,138

Balance, April 30, 2004	6,656,876	$666	$22,972	$—	$(4,737)	$18,901

Common shares issued for cash at $0.02 during the period ended April 30, 2005	390,000	$39	$7,761	$—	$—	$7,800
Net loss for year ended April 30, 2005	—	$—	$—	$(356)	$(8,569)	$(8,925)

Balance, April 30, 2005	7,046,876	$705	$30,733	$(356)	$(13,306)	$17,776
	==========	==========	==========	============	==========	==========

The accompanying notes to financial statements are an integral part of this statement

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Statements of Cash Flows

		August 1, 2003	August 1, 2003
		(inception)	(inception)
	Year ending	Through	Through
	April 30,	April 30,	April 30,
	2005	2004	2005

Cash flows from operating activities:
Net loss for the period	$(8,569)	$(4,737)	$(13,306)
Reconciling adjustments:
Adjustments to reconcile net loss
to net cash used in operating
Activities
Depreciation	3,333	1,667	5,000
Bad debt expense	1,020	-	1,020
Services paid by share issuance	-	500	500
Net change in operating assets
and liabilities
Prepaid expenses	(2,491)	-	(2,491)
Accounts receivable	9,802	(10,822)	(1,020)
Accounts payable	13,403	1,261	14,664

Net cash provided (used) by operating activities	16,498	(12,131)	4,367

Cash flows from financing activities:
Common stock issued for cash	7,800	13,138	20,938

Net cash provided by financing activities	7,800	13,138	20,938

Effect of foreign currency translation	(356)	-	(356)

Net increase in cash	23,942	1,007	24,949

Cash, beginning of period	1,007	—	—

Cash, end of period	$24,949	$1,007	$24,949
	===========	===========	===========

The accompanying notes to financial statements are an integral part of this statement

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Statements of Cash Flows

		August 1, 2003	August 1, 2003
		(inception)	(inception)
	Year ending	Through	Through
	April 30,	April 30,	April 30,
	2005	2004	2005

Supplemental cash flow information:
Interest received	$132	$4	$136
	===========	===========	===========
Interest paid	$—	$—	$—
	===========	===========	===========
Income taxes paid	$—	$—	$—
	===========	===========	===========

Supplemental schedule of non-cash investing and financing activities:
Common stock issued for services	$—	$500	$500
	===========	===========	===========
Common stock issued for purchase of website	$10,000	$—	$10,000
	===========	===========	===========

The accompanying notes to financial statements are an integral part of this statement

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Note 1 – Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding Britton International Inc.’s financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements, which are stated in U.S. Dollars.

The financial statements reflect the following significant accounting policies:

Organization and Description of Business

Britton International Inc. (“Britton”, “We”, or the “Company”) was incorporated in the State of Nevada on August 1, 2003.

We are an online retailer of jewelry, watches and jewelry related products.  We have developed an efficient online cost structure and a supply solution that eliminates traditional layers of diamond wholesalers and brokers. We intend to establish ourselves as a leading on-line retailer of jewelry, watches and loose diamonds.

Our fiscal year end is April 30th.

The Company is in the development stage.

Revenue Recognition

Revenues are recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements".  Under SAB 101, product or service revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

Revenue is recognized when payment is received, or when we have made other payment arrangements with clients and management has a high degree of confidence that collectibility of the sale is assured.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Loss per Share

Loss per share is computed in accordance with SFAS No. 128, “Earnings per Share”. Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period.

Estimated Fair Value of Financial Instruments

The  carrying  value  of  accounts  payable,  and  other  financial  instruments reflected  in  the  financial  statements  approximates  fair  value  due  to the short-term maturity of the instruments. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". SFAS 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. Comprehensive loss for the periods shown equals the net loss for the period plus the effect of foreign currency translation.

Income Taxes

The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes”, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years during which the differences are expected to reverse and upon the possible realization of net operating loss carry-forwards.

Valuation of Long-Lived Assets

The  Company   periodically   analyzes  its  long-lived   assets  for  potential impairment,  assessing  the  appropriateness  of  lives  and  recoverability of un-depreciated balances through measurement of undiscounted operation cash flows on a basis consistent with accounting  principles  generally accepted in the United States of America.

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Start-up Costs

The Company has adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all non-governmental entities expense the cost of start-up activities, including organizational costs as those costs are incurred.

Development Stage Enterprise

Based upon the Company’s revenue generation and its business plan, it is a development stage enterprise as of the year ending April 30, 2005. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Currency

The majority of the Company's cash flows are in United States dollars. Accordingly, the US dollar is the Company’s functional currency.

Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

Risks and Uncertainties

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds necessary for launching a new business venture.

Website Development Costs

The Company has capitalized certain Website development costs totaling $10,000 in 2004. The estimated useful life of costs capitalized has been evaluated as three years. During 2004 and 2005, the depreciation of capitalized costs totaled approximately $1,667 and $3,333, respectively. Capitalized Website development costs are included in Property and Equipment.

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Property and equipment

As of April 30, Property and equipment consisted of the following:

                                                                                                  2004         2005
            Property and Equipment
            Website                                                                     $ 10,000     $ 10,000
            Less: accumulated depreciation                                      (1,667)       (5,000)
            Total property and equipment                                     $  8,333     $   5,000

Other

The Company paid no dividends during the periods presented.

The Company consists of one reportable business segment.

All revenue reported is from external customers in the United States, Canada and various other countries.

Advertising is expensed as it is incurred.

We did not have any off-balance sheet arrangements as of April 30, 2005 or as of April 30, 2004.

Note 2– Basis of Presentation

Generally accepted accounting principles in the United States of America contemplate the continuation of the Company as a going concern. However, the Company has accumulated operation losses since its inception and has limited business operations, which raises substantial doubt about the Company’s ability to continue as a going concern.  The continuation of the Company is dependent upon the continuing financial support of investors and stockholders and upon obtaining the capital requirements of the Company.  In May 2005, management began a marketing initiative which has a major enhancement of the Company’s website as its cornerstone. It is the belief of management that this initiative will raise the Company’s profile on the Internet, improve operations and provide opportunities to expand the Company’s investor base. The Company intends to acquire additional operating capital through equity offerings to the public to fund its business plan. There is no assurance that the equity offerings will be successful in raising sufficient funds to assure the eventual profitability of the Company.

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Note 3 – Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154 “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3”. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This Statement also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in the accounting estimate affected by a change in accounting principle. This Statement carries forward without change the guidance contained in Opinion 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This Statement also carries forward the guidance in Opinion 20 requiring justification of a change in accounting principle on the basis of preferability. The Company has adopted this Statement and this adoption did not impact the Company's financial position, results of operations, or cash flows.

In December 2004, FASB issued a revision to SFAS No. 123 "Accounting for Stock-Based Compensation". This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance and establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Company has issued stock as compensation for director & officer services provided by its President and has issued stock for the purchase of its website. The Company has used valuations in both of these transactions which are based on the fair market value of the services or goods provided. The Company does not have any option plans and expects the use of stock issuances for the purchase of goods or services in the future will be limited. The Company has adopted this Statement and this adoption did not impact the Company's financial position, results of operations, or cash flows.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amended Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company has adopted this Statement and this adoption did not impact the Company's financial position, results of operations, or cash flows.

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs—an amendment of ARB No. 43, Chapter 4”. This Statement amended the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company has adopted this Statement and this adoption did not impact the Company's financial position, results of operations, or cash flows.

The FASB issued FIN No. 46, “Consolidation of Variable Interest Entities,” (“FIN 46”) and a revised interpretation of FIN 46 (“FIN 46-R”) in December 2003. FIN 46 requires certain variable interest entities (“VIE’s”) to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, the Company has not invested in any entities it believes are VIE’s for which the Company is the primary beneficiary. For all arrangements entered into after January 31, 2003, the Company was required to continue to apply FIN 46 through October 30, 2003. The Company was required to adopt the provisions of FIN 46-R for those arrangements on October 31, 2003. For arrangements entered into prior to February 1, 2003, the Company was required to adopt the provisions of FIN 46-R on October 31, 2003. The adoption of this statement did not impact the Company’s financial position, results of operations, or cash flows.

Note 4 – Income Taxes

The Company is subject to federal income taxes in the US. The Company has had no net income from its US operations and therefore has not paid nor has any income taxes owing in the US.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes.  The Company's deferred tax assets consist entirely of the benefit from net operating loss carry-forwards. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry-forwards.  Net operating loss carry-forwards may be further limited by a change in company ownership and other provisions of the tax laws.

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows (“NOL” denotes Net Operating Loss):

Year Ending	Estimated NOL Carry-forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit
2004	$ (4,737)	2024	$ 711	$ (711)	$ —
2005	$ (8,925)	2025	$ 1,339	$ (1,339)	$ —

	$ (13,662)		$ 2,050	$ (2,050)	$ —
	===========	========	===========	==========	========

The total combined valuation allowance for the year as of April 30, 2005 is $2,050 which increased by $1,339 for the year ended April 30, 2005.

Note 5 – Common Stock Issued

On August 7, 2003, the Company issued 5,000,000 shares of its common stock to its President for services as a director & officer of the Company. This transaction was valued at a fair market value of $0.0001 per share for a total value of $500.

On November 12, 2003, the Company issued 1,000,000 shares of its common stock for the purchase of its website. This transaction was valued at a fair market value of $0.01 for a total value of $10,000.

During the fiscal year ending April 30, 2004, the Company issued 656,876 shares of its common stock in a private offering at $0.02 for a total of $13,138.

During the fiscal year ending April 30, 2005, the Company issued 390,000 shares of its common stock in a private offering at $0.02 for a total of $7,800.

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Note 6 – Commitments and Contingencies

In May 2005, the Company entered into a contract with a web design firm for the upgrading and support of its website. The contract has the following payment terms:

Item	Amount	Timing
Development:
Installment one	$ 4,228	Upon effective date of contract
Installment two	4,228	Date of first development sign-off
Installment three	3,624	Prior to final delivery of site
Ongoing Support & Hosting	2,430	Monthly*

Total for fiscal year 2006	$14,510
* (cancelable upon three months notice)

Note 7 – Concentration of Suppliers

The Company has a concentration of wholesale suppliers. Purchases from the four jewelry suppliers from which the Company made the majority of its purchases during the years ending April 30, 2005 and April 30, 2004 are as follows:

Supplier	Fiscal Year	Goods Purchased as Percentage of Cost of Goods Sold

Supplier One	2005 2004	42% 8%
Supplier Two	2005 2004	29% -
Supplier Three	2005 2004	16% -
Supplier Four	2005 2004	10% 70%

Note 8 – Account Payable Arrangement

The Company has negotiated a long-term credit arrangement with Supplier One listed in Note 7. Terms of this arrangement extend vendor credit to the Company for up to eighteen months at a rate of 5% per annum. As of April 30, 2005, the accounts payable balance outstanding to Supplier One, including accrued interest, was $11,903.

BRITTON INTERNATIONAL INC.
(a Development Stage Company)

Note 9 – Related Party Transactions

The Company has purchased products for resale from a related party, Britton Jewellery Inc., which holds 14.2% of the Company’s common shares as the result of the purchase of the Company’s website. Transactions with this related party, listed as Supplier Two in Note 7, comprised 29% and 0% of the Company’s total jewelry purchases in fiscal 2005 and fiscal 2004 respectively. At April 30, 2005, the Company had an account payable of $1,797 owing to the related party.

Note 10 – Subsequent Event

As referenced in Notes 2 and 6, subsequent to year-end the Company engaged a web development firm for a major enhancement of its website.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that none of our current sole officer and director, or future officers or directors, shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of The Nevada Revised Statutes.  Any repeal or modification of our Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any of our current sole officer and director or future officers and directors for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions.  All amounts shown are estimates except for amounts of filing and listing fees.

SEC Filing Fee                                                                          $     130.30
Printing Engraving Expenses                                                       $     495.00
Legal Fees and Expenses                                                           $  3,000.00
Accounting and Audit Fees                                                        $  1,500.00
Total                                                                                         $  5,125.30

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

       (a)       Securities issued and sold:

1.       On August 7, 2003, we closed an issue of 5,000,000 shares of common stock to our President and sole Director, Jacek Oscilowicz.  These shares were issued at the price of $0.0001 per common share.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising. This issuance was compensation for services provided by Mr. Oscilowicz which included incorporating the company, acting as our sole director, holding the positions of President, Chief Executive Officer, Chief Financial Officer, Chair of the Board of Directors, Secretary and Treasurer, identifying and negotiating the purchase of the website and running our day-to-day operations.  The stock was issued at the price of $0.0001 per share for a total of $500.00, which is the value attributed to the services rendered by him to August 7, 2003.  At the time of the issuance, Mr. Oscilowicz was a resident of the United Stated, we reasonably believed he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of this investment and he was the President of the Company.

2.       On November 12, 2003, pursuant to Regulation S, we issued 1,000,000 shares of our common stock to Britton Jewellery Inc. at the price of $0.01 as payment for the website purchased from it.  The purchase price for the website was negotiated at arm’s length to be $10,000.  Britton Jewellery Inc. is not a resident of the United States, nor are its shareholders, it was either accredited or we reasonably believed had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the investment.  This sale of securities was made outside of the United States and no directed selling efforts were made in the United States.  The majority shareholder of Britton Jewellery Inc. was personally known by Mr. Oscilowicz.

3.       Between January 1, 2004 and December 31, 2004, pursuant to Regulation S, we accepted subscription agreements from certain investors to purchase 1,046,876 of our common shares, at a purchase price of $0.02 per common share for total gross proceeds to us of $20,937.52. None of the purchasers of shares were residents of the United States and each purchaser was, either accredited or we reasonably believed had such knowledge and experience in financial and business matters that each was capable of evaluating the merits and risks of their investment.  Each of theses sales of securities were made outside of the United States and no directed selling efforts were made in the United States.  All investors were personally known by Mr. Oscilowicz.

4.       On December 15, 2005, pursuant to Regulation S, we accepted a subscription agreement from an investor to purchase 333,333 of our common shares, at a purchase price of $0.12 per common share for total gross proceeds to us of $39,999.96. This purchaser of shares was not a resident of the United States and was, either accredited or we reasonably believed had such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of their investment.  This sale of securities was made outside of the United States and no directed selling efforts were made in the United States.  This investor was personally known by Mr. Oscilowicz.

The sale price of our common stock was the result of negotiations between the respective purchasers and the Company and was not based on book value or our assets.

As of May 2, 2006, there were 7,380,209 shares of our common stock outstanding.  None of our selling shareholders in this prospectus are broker-dealers or affiliates of broker-dealers.

NAME	RESIDENCY	SHARES	PROCEEDS

Jacek Oscilowicz	Boulder City, Nevada	5,000,000	$750,000
Britton Jewellery Inc	Vancouver, BC, Canada	1,000,000	150,000
Daryl Milne	Vancouver, BC, Canada	95,000	14,250
Antoinette Monod	Oyama, BC, Canada	100,000	15,000
Czeslawa Ablazewicz	Vancouver, BC, Canada	100,000	15,000

Yvette Lafreniere	Richmond, BC, Canada	95,000	14,250
J. Kate Glowwacka	Burnaby, BC, Canada	80,000	12,000
Daniel Parish	Vancouver, BC, Canada	25,000	3,750
Divania Frois	Vancouver, BC, Canada	25,000	3,750
Krystyna Nowak	Coquitlam, BC, Canada	50,000	7,500
Gavin Wishart	Vancouver, BC, Canada	50,000	7,500
Jeanne Johnson	Vancouver, BC, Canada	36,876	5,531.40
Sylvia Caldwell	Vancouver, BC, Canada	50,000	7,500
Agnieska Sekular	Warszawa, Poland	12,500	1,875
Sekular Jadwiga	Warszawa, Poland	10,000	1,500
Szydlowski Mieczyslaw	Sokolka, Poland	10,000	1,500
Sidlovska Laima	Sokolka, Poland	12,500	1,875
Lawreszuk Krystyna	Sokolka, Poland	12,500	1,875
Antoni Oscilowicz	Sokolka, Poland	12,500	1,875
Skawomir Sekular	Warszawa, Poland	15,000	2,250
Ewa Jolanta Wlodarcyzyk	Warszawa, Poland	15,000	2,250
Bartosz Jacek Ostrowski	Warszawa, Poland	15,000	2,250
Jolanta Ostroska	Warszawa, Poland	15,000	2,250
Joe Chan	Richmond, BC, Canada	40,000	6,000
Jade Chan	Richmond, BC, Canada	40,000	6,000
Janina Oscilowicz	Vancouver, BC, Canada	25,000	3,750
Stephen S Ben-oliel	Vancouver, BC, Canada	25,000	3,750
John Arlitt	Vancouver, BC, Canada	12,500	1,875
Richard Lake	Oyama, BC, Canada	12,500	1,875
William Field	Vancouver, BC, Canada	12,500	1,875
Tina Monod	Vancouver, BC, Canada	12,500	1,875
Richard Cordon	Vancouver, BC, Canada	15,000	2,250
Roland Francisco	Vancouver, BC, Canada	15,000	2,250
JBDB Acceptance Corp.	Charlestown, Federation of St. Kitts & Nevis	333,333	39,999.95

TOTAL		7,380,209	1,097,031.35

       (b)          Underwriters and Other Purchasers.
                      Not Applicable

       (c)          Consideration. See (a) Above

       (d)          Exemption from Registration Claimed.  See (a) above

ITEM 27.   EXHIBITS

A.        EXHIBITS

The following exhibits are attached hereto:

Exhibit
Number            Title

3.1*                   Articles of Incorporation of Britton International Inc.
3.2*                   Bylaws of Britton International Inc.
4.1*                   Specimen of ordinary share certificate
5.1*                   Opinion of Stepp Law Group as to the validity of the securities offered herby
10.1*                 Material Contract – Purchase and sale Agreement - Website
23.1                   Consent of Miller and McCollom.
23.2                   Consent of Stepp Law Group (specified in Exhibit 5.1)
24.1*                 Power of Attorney (Contained on the signature pages of this Registration
                          Statement)

*(filed previously)

B.            FINANCIAL STATEMENT SCHEDULES

All schedules are omitted because they are not applicable or the required information is shown in our financial statements and related notes attached to this prospectus.

ITEM 28.   UNDERTAKINGS

The undersigned Company hereby undertakes that it will:

(1)   file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a)   any prospectus required by Section 10(a)(3) of the Securities Act;

(b)   reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)   any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)   for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)   remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Britton pursuant to the foregoing provisions, or otherwise, Britton has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Britton of expenses incurred or paid by a director, officer or controlling person of Britton in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Britton will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacek Oscilowicz his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2006.

       SIGNATURE                                                            TITLE

/s/  Jacek Oscilowicz                 President, Chief Executive Officer, Chief Financial Officer,
                                                 Principal Accounting Officer, Chair of the Board of Directors,
                                                 Secretary, Treasurer and Director

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boulder City, Nevada on May 2, 2006.

BRITTON INTERNATIONAL INC.

       SIGNATURE                                                              TITLE

/s/  Jacek Oscilowicz                    President, Chief Executive Officer, Chief Financial Officer,
                                                    Principal Accounting Officer, Chair of the Board of Directors,
                                                    Secretary, Treasurer and Director